Filed Pursuant to Rule 424(b)(5)
Registration No. 333-210556-01

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted .

Subject to Completion, Dated April 30 , 2018

Preliminary Prospectus Supplement

(To Prospectus dated April 1, 2016)

$

DTE Electric Company

2018 Series A     % General and Refunding Mortgage Bonds due 20

DTE Electric Company, formerly known as The Detroit Edison Company, is offering $        of its 2018 Series A     % General and Refunding Mortgage Bonds due 20    . We will pay interest on the mortgage bonds on              and              of each year, beginning                , 20    . The mortgage bonds will mature on                    , 20    .

We may redeem the mortgage bonds at our option, in whole or in part, at any time at the redemption prices set forth in this prospectus supplement. There is no sinking fund for the mortgage bonds.

The mortgage bonds will rank on a parity with all other mortgage bonds outstanding under our mortgage as described in this prospectus supplement and the accompanying prospectus.

Investment in the mortgage bonds involves risks. You should read carefully the entire prospectus and this prospectus supplement, including the section entitled “Risk Factors” that begins on page S-6 of this prospectus supplement, which describes some of these risks.

	Price to Public		Underwriting Discount		Proceeds to Us Before Expenses
Per Bond		%		%		%
Total	$		$		$

Interest on the mortgage bonds will accrue from the date of original issuance. Purchasers of the mortgage bonds must pay the accrued interest if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We do not intend to apply for a listing of the mortgage bonds on any securities exchange or automated quotation system.

Delivery of the mortgage bonds, in book-entry form only, will be made on or about May    , 2018.

Joint Book-Running Managers

Barclays	BNP PARIBAS	BofA Merrill Lynch	TD Securities
Lead Green Structuring Agent

Co-Managers

Comerica Securities	Fifth Third Securities	SunTrust Robinson Humphrey	US Bancorp
Drexel Hamilton		Loop Capital Markets

The date of this prospectus supplement is April     , 2018.

This prospectus supplement, the accompanying prospectus and any free-writing prospectus that we file with the Securities and Exchange Commission, or SEC, contain and incorporate by reference information that you should consider when making your investment decision. We have not, and the underwriters have not, authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these mortgage bonds in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement or the accompanying prospectus or any document incorporated by reference is accurate only as of its date. DTE Electric’s business, financial condition, results of operations and prospects may have changed since such date. To the extent that the information in the prospectus supplement differs from the information in the prospectus, you should rely on the information in the prospectus supplement.

References in this prospectus supplement to “we,” “us,” “our,” “DTE Electric” or the “Company” refer to DTE Electric Company, unless the context indicates that the references are to DTE Electric Company and its consolidated subsidiaries.

Prospectus Supplement

Prospectus

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement or the accompanying prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), with respect to the financial condition, results of operations and business of DTE Electric. You can find many of these statements by looking for words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein. You are cautioned not to place undue reliance on such statements, which speak only as of the date of this prospectus supplement, the date of the accompanying prospectus or the date of any document incorporated by reference.

These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Our actual results may differ from those expected due to a number of variables as described in our public filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which are incorporated by reference herein.

All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights important information about DTE Electric Company and this offering. It does not contain all the information that is important to you in connection with your decision to invest in the mortgage bonds. We encourage you to read this prospectus supplement and the accompanying prospectus in their entirety as well as the information we incorporate by reference before making an investment decision.

DTE Electric Company

DTE Electric Company, formerly known as The Detroit Edison Company, is a Michigan public utility engaged in the generation, purchase, distribution and sale of electric energy to approximately 2.2 million customers in southeastern Michigan. DTE Electric is subject to regulation by various government agencies, including the Michigan Public Service Commission (“MPSC”) and the Federal Energy Regulatory Commission (“FERC”). DTE Electric is a wholly-owned subsidiary of DTE Energy Company, which we refer to as DTE Energy. DTE Energy is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide.

In May 2017, DTE Energy announced its plan to reduce carbon emissions by 30% by the early 2020s, 45% by 2030, 75% by 2040, and more than 80% by 2050. To achieve this reduction, DTE Energy will transition away from coal-powered sources and incorporate more renewable energy, energy efficiency, demand response, and highly-efficient natural gas fueled power plants. DTE Energy has already begun the transition in the way it produces power through the continued retirement of its aging coal-fired plants.

The mailing address of DTE Electric’s principal executive offices is One Energy Plaza, Detroit, Michigan, 48226-1279, and its telephone number is (313) 235-4000.

The Offering

For a more complete description of the terms of the mortgage bonds, see “Description of Mortgage Bonds.”

The Issuer	DTE Electric Company.

Offered Bonds	$ aggregate principal amount of 2018 Series A % General and Refunding Mortgage Bonds due 20 .

Maturity	The mortgage bonds will mature on , 20 .

Interest Payment Dates	We will pay interest on the mortgage bonds in arrears on and of each year, beginning , 20 .

Optional Redemption	The mortgage bonds may be redeemed at our option, in whole or in part, at any time at the redemption prices described in this prospectus supplement. See “Description of Mortgage Bonds — Optional Redemption.”

Security	The mortgage bonds will be issued as a series of mortgage bonds under our mortgage and will be secured as described under “Description of Debt Securities — Provisions Applicable to General and Refunding Mortgage Bonds — Security and Priority” in the accompanying prospectus. The mortgage bonds will rank on parity with all other mortgage bonds outstanding under our mortgage. As of March 31, 2018, we had $6.1 billion aggregate principal amount of mortgage bonds issued and outstanding under the mortgage.

Use of Proceeds	Net proceeds of this offering are expected to be approximately $ million. We intend to use an amount equal to the net proceeds of this offering to finance, in whole or in part, existing and new qualifying “Eligible Green Expenditures” as described below. Eligible Green Expenditures include those funded in the two years prior to the issue date, or any time following the issue date.

Eligible Green Expenditures

Eligible Green Expenditures are expenditures in the categories outlined below:

•	Renewable Energy

•	The development, construction and operation of, as well as transmission infrastructure to support, facilities that generate solar energy or wind energy

•	Payments under Power Purchase Agreements for solar energy or wind energy

•	Energy Efficiency - Energy Optimization Programs that work to educate and provide our customers with tools to reduce energy usage and improve energy efficiency

Management of Proceeds

An amount equal to the net proceeds of the bonds will be allocated to the financing of existing and future Eligible Green Expenditures. DTE Electric will monitor and account for an amount equal to the net proceeds from the sale of the mortgage bonds to ensure the allocation of such amount to Eligible Green Expenditures.

Pending the allocation of the net proceeds of the mortgage bonds to finance Eligible Green Expenditures, the net proceeds will be used by the Company for the repayment of short-term borrowings which have an average interest rate of approximately 2.2% and maturities of under 30 days.

Payment of principal of and interest on the mortgage bonds will be made from DTE Electric’s general funds and will not be directly linked to the performance of any Eligible Green Expenditures.

Reporting

Within one year of issuance of the mortgage bonds, DTE Electric will provide an update on our website regarding the allocation of an amount equal to the net proceeds of the mortgage bonds to Eligible Green Expenditures, detailing, at a minimum, the Eligible Green Expenditures funded by the net proceeds, together with key environmental features of such Eligible Green Expenditures. The update will also contain (i) an assertion by management that the net proceeds of the mortgage bonds were allocated to qualifying Eligible Green Expenditures, and (ii) an attestation report from an independent accountant in respect of the independent accountant’s examination of management’s assertion conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants. If the net proceeds are not fully allocated within one year of issuance, the Company will continue to provide updates annually and provide an annual attestation report from an independent accountant until the net proceeds are fully allocated.

Risk Factors	Your investment in the mortgage bonds will involve risks. You should carefully consider the discussion of risks in “Risk Factors” beginning on page S-6 of this prospectus supplement and the other information in this prospectus supplement, the accompanying prospectus and the documents incorporated herein or therein, including “Cautionary Statements Regarding Forward-Looking Statements” on page S-2 of this prospectus supplement, before deciding whether an investment in the mortgage bonds is suitable for you.

RISK FACTORS

An investment in the mortgage bonds involves risks. You should carefully consider the following information, together with the other information in this prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus (including the “Risk Factors” set forth in our Annual Report on Form 10-K for the year ended December 31, 2017), about risks concerning the mortgage bonds before buying any mortgage bonds. See also “Cautionary Statements Regarding Forward-Looking Statements” in this prospectus supplement.

We are subject to rate regulation.

Our electric rates are set by the MPSC and the FERC and cannot be changed without regulatory authorization. We may be negatively impacted by new regulations or interpretations by the MPSC, the FERC or other regulatory bodies. Our ability to recover costs may be impacted by the time lag between the incurrence of costs and the recovery of the costs in customers’ rates. Our regulators also may decide to disallow recovery of certain costs in customers’ rates if they determine that those costs do not meet the standards for recovery under current governing laws and regulations. Our regulators may also disagree with our rate calculations under the various mechanisms that are intended to mitigate the risk of certain aspects of our business. If we cannot agree with our regulators on an appropriate reconciliation of those mechanisms, it may impact our ability to recover certain costs through our customer rates. Our regulators may also decide to eliminate these mechanisms in future rate cases, which may make it more difficult for us to recover our costs in the rates we charge customers. We cannot predict what rates the MPSC will authorize in future rate cases. New legislation, regulations or interpretations could change how our business operates, impact our ability to recover costs through rates or the timing of such recovery, or require us to incur additional expenses.

Changes to Michigan’s electric retail access program could negatively impact our financial performance.

The State of Michigan currently experiences a hybrid market, where the MPSC continues to regulate electric rates for our customers, while alternative electric suppliers charge market-based rates. MPSC rate orders and energy legislation enacted by the State of Michigan have placed a 10% cap on the total potential retail access migration. However, even with the legislated 10% cap on participation, there continues to be legislative and financial risk associated with the electric retail access program. Electric retail access migration is sensitive to market price and full service electric price changes. We are required under current regulation to provide full service to retail access customers that choose to return, potentially resulting in the need for additional generating capacity.

Environmental laws and liability may be costly.

We are subject to and affected by numerous environmental regulations. These regulations govern air emissions, water quality, wastewater discharge and disposal of solid and hazardous waste. Compliance with these regulations can significantly increase capital spending, operating expenses and plant down times and can negatively affect the affordability of the rates we charge to our customers.

Uncertainty around future environmental regulations creates difficulty planning long-term capital projects in our generation fleet. These laws and regulations require us to seek a variety of environmental licenses, permits, inspections and other regulatory approvals. We could be required to install expensive pollution control measures or limit or cease activities, including the retirement of certain generating plants, based on these regulations. Additionally, we may become a responsible party for environmental cleanup at sites identified by a regulatory body. We cannot predict with certainty the amount and timing of future expenditures related to environmental matters because of the difficulty of estimating cleanup costs. There is also uncertainty in quantifying liabilities under environmental laws that impose joint and several liability on potentially responsible parties.

We may also incur liabilities as a result of potential future requirements to address climate change issues. Proposals for voluntary initiatives and mandatory controls are being discussed both in the United States and worldwide to reduce greenhouse gases such as carbon dioxide, a by-product of burning fossil fuels. If increased regulations of greenhouse gas emissions are implemented, the operations of our fossil-fueled generation assets may be significantly impacted. Since there can be no assurances that environmental costs may be recovered through the regulatory process, our financial performance may be negatively impacted as a result of environmental matters.

Operation of a nuclear facility subjects us to risk.

Ownership of an operating nuclear generating plant subjects us to significant additional risks. These risks include, among others, plant security, environmental regulation and remediation, changes in federal nuclear regulation, increased capital expenditures to meet industry requirements, and operational factors that can significantly impact the performance and cost of operating a nuclear facility compared to other generation options. While we maintain insurance for various nuclear-related risks, there can be no assurances that such insurance will be sufficient to cover our costs in the event of an accident or business interruption at our nuclear generating plant, which may affect our financial performance. In addition, while we have a nuclear decommissioning trust fund to finance the decommissioning of our nuclear generating plant, there can be no assurances that such fund will be sufficient to fund the cost of decommissioning. A decline in market value of assets held in decommissioning trust funds due to poor investment performance or other factors may increase the funding requirement for these obligations. Any increase in funding requirements may have a material impact on our liquidity, financial position, or results of operations.

The supply and/or price of energy commodities and/or related services may impact our financial results.

We are dependent on coal for much of our electrical generating capacity. Price fluctuations, fuel supply disruptions and changes in transportation costs could have a negative impact on the amounts we charge our utility customers for electricity. We have hedging strategies and regulatory recovery mechanisms in place to mitigate some of the negative fluctuations in commodity supply prices, but there can be no assurances that our financial performance will not be negatively impacted by price fluctuations.

The supply and/or price of other industrial raw and finished inputs and/or related services may impact our financial results.

We are dependent on supplies of certain commodities, such as copper and limestone, among others, and industrial materials and services in order to maintain day-to-day operations and maintenance of our facilities. Price fluctuations or supply interruptions for these commodities and other items could have a negative impact on the amounts we charge our customers for our products.

Adverse changes in our credit ratings may negatively affect us.

Regional and national economic conditions, increased scrutiny of the energy industry and regulatory changes, as well as changes in our economic performance, could result in credit agencies reexamining our credit rating. While credit ratings reflect the opinions of the credit agencies issuing such ratings and may not necessarily reflect actual performance, a downgrade in our credit rating below investment grade could restrict or discontinue our ability to access capital markets and could result in an increase in our borrowing costs, a reduced level of capital expenditures and could impact future earnings and cash flows. In addition, a reduction in our credit rating may require us to post collateral related to various physical or financially settled contracts for the purchase of energy-related commodities, products and services, which could impact our liquidity.

Poor investment performance of pension and other postretirement benefit plan assets and other factors impacting benefit plan costs could unfavorably impact our liquidity and results of operations.

Our costs of providing non-contributory defined benefit pension plans and other postretirement benefit plans are dependent upon a number of factors, such as the rates of return on plan assets, the level of interest rates used to measure the required minimum funding levels of the plans, future government regulation, and our required or voluntary contributions made to the plans. The performance of the debt and equity markets affects the value of assets that are held in trust to satisfy future obligations under our plans. We have significant benefit obligations and hold significant assets in trust to satisfy these obligations. These assets are subject to market fluctuations and will yield uncertain returns, which may fall below our projected return rates. A decline in the market value of the pension and other postretirement benefit plan assets will increase the funding requirements under our pension and other postretirement benefit plans if the actual asset returns do not recover these declines in the foreseeable future. Additionally, our pension and other postretirement benefit plan liabilities are sensitive to changes in interest rates. As interest rates decrease, the liabilities increase, resulting in increasing benefit expense and funding requirements. Also, if future increases in pension and other postretirement benefit costs as a result of reduced plan assets are not recoverable from our customers, the results of operations and financial position of our company could be negatively affected. Without sustained growth in the plan investments over time to increase the value of our plan assets, we could be required to fund our plans with significant amounts of cash. Such cash funding obligations could have a material impact on our cash flows, financial position, or results of operations.

Our ability to access capital markets is important.

Our ability to access capital markets is important to operate our businesses and to fund capital investments. Turmoil in credit markets may constrain our ability, as well as the ability of our subsidiaries, to issue new debt, including commercial paper, and to refinance existing debt at reasonable interest rates. In addition, the level of borrowing by other energy companies and the market as a whole could limit our access to capital markets. Our long term revolving credit facility does not expire until 2022, but we regularly access capital markets to refinance existing debt or fund new projects, and we cannot predict the pricing or demand for those future transactions.

Construction and capital improvements to our power facilities subject us to risk.

We are managing ongoing and planning future significant construction and capital improvement projects at multiple power generation and distribution facilities. Many factors that could cause delays or increased prices for these complex projects are beyond our control, including the cost of materials and labor, subcontractor performance, timing and issuance of necessary permits, or approvals (including required certificates from regulatory agencies), construction disputes, impediments to acquiring rights-of-way or land rights on a timely basis and on acceptable terms, cost overruns, and weather conditions. Failure to complete these projects on schedule and on budget for any reason could adversely affect our financial performance, operations, or expected investment returns at the affected facilities.

Our ability to utilize production tax credits may be limited.

To reduce U.S. dependence on imported oil, the Internal Revenue Code provides production tax credits as an incentive for taxpayers to produce fuels and electricity from alternative sources. We generated production tax credits from coke production, landfill gas recovery, reduced emission fuel, renewable energy generation and gas production operations. If our production tax credits were disallowed in whole or in part as a result of an IRS audit or changes in tax law, there could be additional tax liabilities owed for previously recognized tax credits that could significantly impact our earnings and cash flows.

Weather significantly affects operations.

Deviations from normal hot and cold weather conditions affect our earnings and cash flow. Mild temperatures can result in decreased utilization of our assets, lowering income and cash flow. Ice storms,

tornadoes, or high winds can damage the electric distribution system infrastructure and power generation facilities and require us to perform emergency repairs and incur material unplanned expenses. The expenses of storm restoration efforts may not be fully recoverable through the regulatory process. Unplanned power plant outages may be costly.

Unforeseen maintenance may be required to safely produce electricity or comply with environmental regulations. As a result of unforeseen maintenance, we may be required to make spot market purchases of electricity that exceed our costs of generation. Our financial performance may be negatively affected if we are unable to recover such increased costs.

Renewable portfolio standards and energy efficiency programs may affect our business.

We are subject to existing Michigan and potential future federal legislation and regulation requiring us to secure sources of renewable energy. We have complied with the existing federal and state legislation, but we do not know what requirements may be added by federal or state legislation in the future. In addition, we expect to comply with new Michigan legislation increasing the percentage of power required to be provided by renewable energy sources. We cannot predict the financial impact or costs associated with complying with potential future legislation and regulations. Compliance with these requirements can significantly increase capital expenditures and operating expenses and can negatively affect the affordability of the rates we charged to our customers.

We are also required by Michigan legislation to implement energy efficiency measures and provide energy efficiency customer awareness and education programs. These requirements necessitate expenditures and implementation of these programs creates the risk of reducing our revenues as customers decrease their energy usage. We cannot predict how these programs will impact our business and future operating results.

Regional, national, and international economic conditions can have an unfavorable impact on us.

Our business follows the economic cycles of the customers we serve and the credit risk of counterparties we do business with. Should the financial conditions of some of our significant customers deteriorate as a result of regional, national, or international economic conditions, reduced volumes of electricity, collections of accounts receivable, and reductions in federal and state energy assistance funding, and potentially higher levels of stolen electricity could result in decreased earnings and cash flow.

Threats of cyber crime, physical security, and terrorism could affect our business.

We may be threatened by issues such as cyber crime, physical security, or terrorism that may disrupt our operations and could harm our operating results. Cyber crime, which includes the use of malware, computer viruses, and other means for potential disruption or unauthorized access against companies, including us, has increased in frequency, scope, and potential impact in recent years. Our industry requires the continued operation of sophisticated information technology systems and network infrastructure. Despite our implementation of security measures, all of our technology systems are vulnerable to disability or failures due to cyber crimes, physical security threats, acts of war or terrorism and other causes. If our information technology systems were to fail and we were unable to recover in a timely way, we might be unable to fulfill critical business functions, which could have a material adverse effect on our business, operating results, and financial condition.

In addition, our generation plants and electrical distribution facilities in particular may be targets of physical security threats or terrorist activities that could disrupt our ability to produce or distribute some portion of our energy products. We have increased security as a result of past events and we may be required by our regulators or by the future threat environment to make investments in security that we cannot currently predict.

Failure to maintain the security of personally identifiable information could adversely affect us.

In connection with our business we collect and retain personally identifiable information of our customers, shareholders and employees. Our customers, shareholders and employees expect that we will adequately protect their personal information, and the regulatory environment surrounding information security and privacy is increasingly demanding. A significant theft, loss or fraudulent use of customer, shareholder, employee or DTE Electric data by cybercrime or otherwise could adversely impact our reputation and could result in significant costs, fines and litigation.

Failure to attract and retain key executive officers and other skilled professional and technical employees could have an adverse effect on our operations.

Our business is dependent on our ability to attract and retain skilled employees. Competition for skilled employees in some areas is high and the inability to attract and retain these employees could adversely affect our business and future operating results. In addition, we have an aging utility workforce and the failure of a successful transfer of knowledge and expertise could negatively impact our operations.

A work interruption may adversely affect us.

There are several bargaining units for the Company’s approximately 2,700 represented employees. The majority of represented employees are under contracts that expire in 2020 and 2021. A union choosing to strike would have an impact on our business. We are unable to predict the effect a work stoppage would have on our costs of operations and financial performance.

The Company’s businesses have safety risks.

The Company’s electric distribution system, power plants, renewable energy equipment and other facilities could be involved in incidents that result in injury, death, or property loss to employees, customers, or the public. Although we have insurance coverage for many potential incidents, depending upon the nature and severity of any incident, the Company could experience financial loss, damage to its reputation, and negative consequences from regulatory agencies or other public authorities.

We may not be fully covered by insurance.

We have a comprehensive insurance program in place to provide coverage for various types of risks, including catastrophic damage as a result of severe weather or other natural disasters, war, terrorism or a combination of other significant unforeseen events that could impact our operations. Economic losses might not be covered in full by insurance or our insurers may be unable to meet contractual obligations.

If our goodwill becomes impaired, we may be required to record a charge to earnings.

We annually review the carrying value of goodwill associated with acquisitions made by the Company for impairment. Factors that may be considered for purposes of this analysis include any change in circumstances indicating that the carrying value of our goodwill may not be recoverable such as a decline in stock price and market capitalization, future cash flows, and slower growth rates in our industry. We cannot predict the timing, strength or duration of any economic slowdown or subsequent recovery, worldwide or in the economy or markets in which we operate; however, when events or changes in circumstances indicate that the carrying value of these assets may not be recoverable, we may take a non-cash impairment charge, which could potentially materially impact our results of operations and financial position.

Emerging technologies may have a material adverse effect on us.

Advances in technology that produce power or reduce power consumption include cost-effective renewable energy technologies, distributed generation, energy efficiency technologies, and energy storage devices. Such developments may impact the price of energy, may affect energy deliveries as customer-owned generation becomes more cost-effective, may require further improvements to our distribution systems to address changing load demands, and could make portions of our electric system power supply and/or distribution facilities obsolete prior to the end of their useful lives. Such technologies could also result in further declines in commodity prices or demand for delivered energy. Each of these factors could materially affect our results of operations, cash flows, or financial position.

There is no existing market for the mortgage bonds and we cannot assure that such a market will develop.

There is no existing market for the mortgage bonds, and we do not intend to apply for listing of the mortgage bonds on any securities exchange. We cannot assure that an active trading market for the mortgage bonds will develop. There can be no assurances as to the liquidity of any market that may develop for the mortgage bonds, the ability of bondholders to sell their mortgage bonds or the price at which the bondholders may be able to sell their mortgage bonds. Future trading prices of the mortgage bonds will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. Generally, the liquidity of, and trading market for, the mortgage bonds may also be materially and adversely affected by declines in the market for similar debt securities. Such a decline may materially and adversely affect such liquidity and trading independent of our financial performance and prospects.

The mortgage bonds may not be a suitable investment for all investors seeking exposure to green assets.

While we intend to use an amount equal to the net proceeds of this offering to finance Eligible Green Expenditures as described above, there can be no assurance that the expenditures funded with the proceeds from the mortgage bonds will meet every potential investor’s expectations regarding environmental sustainability or performance.

USE OF PROCEEDS

Net proceeds of this offering are expected to be approximately $         million. We intend to use an amount equal to the net proceeds of this offering to finance, in whole or in part, existing and new qualifying “Eligible Green Expenditures” as described below. Eligible Green Expenditures include those funded in the two years prior to the issue date, or any time following the issue date.

Eligible Green Expenditures

Eligible Green Expenditures are expenditures in the categories outlined below:

•	Renewable Energy

•	The development, construction and operation of, as well as transmission infrastructure to support, facilities that generate solar energy or wind energy

•	Payments under Power Purchase Agreements for solar energy or wind energy

•	Energy Efficiency - Energy Optimization Programs that work to educate and provide our customers with tools to reduce energy usage and improve energy efficiency

Management of Proceeds

An amount equal to the net proceeds of the bonds will be allocated to the financing of existing and future Eligible Green Expenditures. DTE Electric will monitor and account for an amount equal to the net proceeds from the sale of the mortgage bonds to ensure the allocation of such amount to Eligible Green Expenditures.

Pending the allocation of the net proceeds of the mortgage bonds to finance Eligible Green Expenditures, the net proceeds will be used by the Company for the repayment of short-term borrowings which have an average interest rate of approximately 2.2% and maturities of under 30 days.

Payment of principal of and interest on the mortgage bonds will be made from DTE Electric’s general funds and will not be directly linked to the performance of any Eligible Green Expenditures.

Reporting

Within one year of issuance of the mortgage bonds, DTE Electric will provide an update on our website regarding the allocation of an amount equal to the net proceeds of the mortgage bonds to Eligible Green Expenditures, detailing, at a minimum, the Eligible Green Expenditures funded by the net proceeds, together with key environmental features of such Eligible Green Expenditures. The update will also contain (i) an assertion by management that the net proceeds of the mortgage bonds were allocated to qualifying Eligible Green Expenditures, and (ii) an attestation report from an independent accountant in respect of the independent accountant’s examination of management’s assertion conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants. If the net proceeds are not fully allocated within one year of issuance, the Company will continue to provide updates annually and provide an annual attestation report from an independent accountant until the net proceeds are fully allocated.

RATIOS OF EARNINGS TO FIXED CHARGES

Our ratios of earnings to fixed charges were as follows for the periods indicated in the table below:

	Three Months Ended March 31, 2018
		Year Ended December 31,
		2017	2016	2015	2014	2013
Ratios of Earnings to Fixed Charges	3.61	4.19	4.48	3.98	4.07	3.61

Our ratios of earnings to fixed charges were computed based on:

•	“earnings,” which consist of net income before deducting income taxes and fixed charges; and

•	“fixed charges,” which consist of total interest charges, interest factor of rents and amortization of debt discount, premium and expense.

DESCRIPTION OF MORTGAGE BONDS

The following summary sets forth the specific terms and provisions of the mortgage bonds. This description supplements, and, to the extent inconsistent, replaces, the description of the general terms and provisions of the mortgage bonds set forth in the accompanying prospectus under “Description of Debt Securities — General,” “— Provisions Applicable to All Debt Securities” and “— Provisions Applicable to General and Refunding Mortgage Bonds.” The following summary is qualified in its entirety by reference to the terms and provisions of the mortgage bonds and the mortgage, which are incorporated in this prospectus supplement and the accompanying prospectus by reference. Capitalized terms not otherwise defined in this section, or in the accompanying prospectus, have the meanings given to them in the mortgage bonds and in the mortgage.

General

The mortgage bonds will be issued as a series of general and refunding mortgage bonds, or mortgage bonds, under our mortgage, as described in the accompanying prospectus. The mortgage bonds will be secured, subject to certain exceptions and exclusions, by a first mortgage lien on certain property owned by DTE Electric and will rank on parity with all other mortgage bonds of DTE Electric. See “Description of Debt Securities — Provisions Applicable to General and Refunding Mortgage Bonds — Security and Priority” in the accompanying prospectus. The mortgage bonds will be limited in aggregate principal amount initially to $                            . We

may, without the consent of the holders, reopen this series of mortgage bonds to increase such principal amount in the future, on the same terms and conditions (except for the issue date, the price to public and, if applicable, the initial interest payment date) and with the same CUSIP number as the mortgage bonds being offered hereby, subject to compliance with the limitations on the issuance contained in the mortgage (see “Description of Debt Securities — Provisions Applicable to General and Refunding Mortgage Bonds — Issuances of Additional Mortgage Bonds” in the accompanying prospectus). The mortgage bonds will be issued only in fully-registered form in denominations of $2,000 and any larger amount that is an integral multiple of $1,000. Settlement and secondary trading in the mortgage bonds will be in same-day funds.

At March 31, 2018, we had $6.1 billion aggregate principal amount of mortgage bonds issued and outstanding under the mortgage. In addition, at March 31, 2018, DTE Electric could have issued approximately $4.7 billion of mortgage bonds on the basis of property additions, assuming an interest rate of 5% for purposes of the earnings test, and approximately $0.6 billion of mortgage bonds on the basis of mortgage bond retirements. See “Description of Debt Securities — Provisions Applicable to General and Refunding Mortgage Bonds — Issuance of Additional Mortgage Bonds” in the accompanying prospectus. The Company currently intends to issue the mortgage bonds on the basis of property additions.

The mortgage bonds will trade through The Depository Trust Company (“DTC”). The mortgage bonds will be represented by one or more global certificates and will be registered in the name of Cede & Co., as DTC’s nominee. DTC may discontinue providing its services as securities depositary with respect to the mortgage bonds at any time by giving reasonable notice to us. Under those circumstances, in the event that a successor securities depositary is not obtained, securities certificates will be printed and delivered to the holders of record. Additionally, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to the mortgage bonds. Upon receipt of a withdrawal request from us, DTC will notify its participants of the receipt of a withdrawal request from us reminding participants that they may utilize DTC’s withdrawal procedures if they wish to withdraw their securities from DTC, and DTC will process withdrawal requests submitted by participants in the ordinary course of business. To the extent that the book-entry system is discontinued, certificates for the mortgage bonds will be printed and delivered to the holders of record. Neither we nor the mortgage trustee will have responsibility for the performance by DTC or its direct and indirect participants of their respective obligations as described in this prospectus supplement and the accompanying prospectus or under the rules and procedures governing their respective operations. Payments of principal, premium, if any, and interest will be made to DTC in immediately available funds as described in the accompanying prospectus. See “Book-Entry Securities” in the accompanying prospectus.

Interest and Principal

The mortgage bonds will bear interest at the rate set forth on the cover page of this prospectus supplement from the date of original issuance, or the most recent interest payment date to which interest has been paid or duly provided for. We will pay interest on the mortgage bonds semiannually in arrears on                              and                of each year, beginning                , 20    . Interest will be paid to the person in whose name the applicable mortgage bond is registered at the close of business on the date (whether or not such day is a business day) fifteen calendar days immediately preceding the applicable interest payment date. The amount of interest payable will be computed on the basis of a 360-day year consisting of twelve 30-day months.

The entire principal amount of the mortgage bonds will mature and become due and payable, together with any accrued and unpaid interest thereon, on                , 20    . The mortgage bonds are redeemable at the option of DTE Electric as described below under “— Optional Redemption.” The mortgage bonds are not subject to any sinking fund provision.

“Business day” means any day other than a day on which banking institutions in the state of New York or the state of Michigan are authorized or obligated pursuant to law or executive order to close. In the event that any interest payment date, redemption date or maturity date is not a business day, then the required payment of principal, premium, if any, and interest will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay).

Optional Redemption

The mortgage bonds may be redeemed at our option, in whole at any time or in part from time to time. At any time prior to the Par Call Date (as defined below), the optional redemption price will be equal to the greater of:

•	100% of the principal amount of the mortgage bonds being redeemed on the redemption date; and

•	the sum of the present values of the remaining scheduled payments of principal and interest on the mortgage bonds being redeemed that would be due if the mortgage bonds matured on the Par Call Date (not including any portion of any payments of interest accrued to the redemption date), discounted to the redemption date on a semiannual basis at the Adjusted Treasury Rate (as defined below) plus basis points, as determined by the Quotation Agent (as defined below);

plus, in each case, accrued and unpaid interest thereon to the redemption date. At any time on or after the Par Call Date, the optional redemption price will be equal to 100% of the principal amount of the mortgage bonds being redeemed on the redemption date, plus accrued and unpaid interest thereon to the redemption date. Notwithstanding the foregoing, installments of interest on mortgage bonds that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the mortgage bonds and the mortgage. The redemption price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

If notice has been given as provided in the mortgage and funds for the redemption of any mortgage bonds called for redemption have been made available on the redemption date, such mortgage bonds will cease to bear interest on the date fixed for redemption. Thereafter, the only right of the holders of such mortgage bonds will be to receive payment of the redemption price.

Notice of any optional redemption will be given to holders at their addresses, as shown in the security register for such mortgage bonds, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the redemption price and the principal amount of the mortgage bonds held by such holder to be redeemed.

We will notify the mortgage trustee at least 60 days prior to giving notice of redemption (or such shorter period as is satisfactory to the mortgage trustee) of the aggregate principal amount of mortgage bonds to be redeemed and their redemption date. If less than all of the mortgage bonds are to be redeemed, the mortgage bonds to be redeemed will be selected by lot or in accordance with the procedures of DTC.

“Adjusted Treasury Rate” means, with respect to any optional redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue (as defined below), calculated on the third business day preceding the redemption date assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the mortgage bonds to be redeemed (assuming, for this purpose, that the mortgage bonds mature on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of such comparable maturity.

“Comparable Treasury Price” means, with respect to any optional redemption date:

•	the average of the Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or

•	if the Quotation Agent obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations, or

•	if only one Reference Treasury Dealer Quotation is received, such quotation.

“Par Call Date” means                , 20    .

“Quotation Agent” means one of the Reference Treasury Dealers appointed by us.

“Reference Treasury Dealer” means:

•	each of, Barclays Capital Inc., BNP Paribas Securities Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated and TD Securities (USA) LLC (or their respective affiliates which are Primary Treasury Dealers), or their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer, and

•	any other Primary Treasury Dealer(s) we select.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any optional redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date.

Concerning the Mortgage Trustee

The Bank of New York Mellon Trust Company, N.A. is the successor trustee under the mortgage. Affiliates of The Bank of New York Mellon Trust Company, N.A. act as lender for, and provide other banking, investment banking and other financial services to, DTE Electric and its affiliates. The Trust Indenture Act contains limitations on the rights of The Bank of New York Mellon Trust Company, N.A., in its capacity as mortgage trustee, should it become a creditor of DTE Electric, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The mortgage trustee is permitted to engage in other transactions with DTE Electric and its subsidiaries from time to time, provided that if the mortgage trustee acquires any conflicting interests, it must eliminate such conflicts upon the occurrence of an event of default under the mortgage, or else resign.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES

The following section discusses certain material U.S. federal income and estate tax consequences of the purchase, ownership and disposition of a mortgage bond. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative positions of the Internal Revenue Service (“IRS”) and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or to different interpretations.

We have not sought a ruling from the IRS with respect to the U.S. federal income and estate tax consequences of the purchase, ownership or disposition of a mortgage bond. There can be no assurance that the IRS will not challenge one or more of the conclusions described in this prospectus supplement.

This discussion does not describe all of the U.S. federal income and estate tax consequences (such as the potential application of the Medicare contribution tax, alternative minimum tax consequences, if any, or consequences under any particular tax treaty) that may be relevant to a particular holder in light of the holder’s circumstances. This discussion does not address the U.S. federal income tax consequences to investors subject to special treatment under the federal income tax laws, such as dealers in securities or foreign currency, traders who elect to mark the mortgage bonds to market, partnerships or other pass-through entities, tax-exempt entities, banks and other financial institutions, insurance companies, brokers, regulated investment companies, real estate investment trusts, “controlled foreign corporations,” “passive foreign investment companies,” persons holding a mortgage bond as part of a “straddle,” “hedge,” “conversion transaction” or other risk reduction transaction, persons subject to special rules applicable to former citizens and residents of the United States, or U.S. Holders (as defined below) whose functional currency is not the U.S. dollar or who hold mortgage bonds through a non-U.S. broker or other non-U.S. intermediary.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of a mortgage bond that, for U.S. federal income tax purposes, is (i) a citizen or resident (as defined in Section 7701(b) of the Code) of the United States, (ii) a corporation (or an entity treated as a corporation) created or organized in the United States or a political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of source or (iv) a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust, or certain trusts which have a valid election in effect under applicable Treasury regulations to be treated as a United States person; and, a “Non-U.S. Holder” is a beneficial owner (other than a partnership or other entity treated as a partnership for U.S. federal income tax purposes) of a mortgage bond other than a U.S. Holder.

This discussion does not address any aspect of state, local or foreign law, or U.S. federal gift, generation- skipping or, except to the extent specifically set forth below, U.S. federal estate tax law. In addition, this discussion is limited to a holder of a mortgage bond who purchases a mortgage bond on original issuance at its “issue price” (the first price at which a substantial portion of the mortgage bonds is sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). It is expected, and therefore this discussion assumes, that the mortgage bonds will be issued with less than a de minimis amount of original issue discount for U.S. federal income tax purposes. In addition, this discussion is limited to a holder of a mortgage bond that will hold the mortgage bond as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment).

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds our mortgage bonds, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our mortgage bonds and partners in such partnerships should consult their tax advisors.

This discussion of certain material U.S. federal income and estate tax considerations is not tax advice. Prospective purchasers of mortgage bonds are advised to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of the purchase, ownership and disposition of mortgage bonds.

U.S. Holders

Interest

Generally, payments of stated interest on a mortgage bond will be includible in a U.S. Holder’s gross income and taxable as ordinary income for U.S. federal income tax purposes at the time such interest is received or accrued in accordance with the U.S. Holder’s regular method of tax accounting.

Sale, Exchange, Retirement or Other Taxable Disposition of the Bonds

Upon a sale, exchange, retirement or other taxable disposition of a mortgage bond, a U.S. Holder generally will have gain or loss equal to the difference between (i) the amount realized, or the proceeds of such sale, exchange, retirement or other taxable disposition (less an amount equal to any accrued but unpaid interest, which will be taxable as interest income to the extent not previously included in income), and (ii) the U.S. Holder’s adjusted tax basis in the mortgage bond. A U.S. Holder’s tax basis in a mortgage bond generally will be its cost. Such gain or loss generally will be capital gain or loss. Capital gains of non-corporate U.S. Holders derived in respect of assets held for more than one year are subject to tax at preferential rates. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to payments on a mortgage bond and to the proceeds of the sale or other disposition of the mortgage bond, unless the U.S. Holder is an exempt recipient and, if requested, establishes its status as an exempt recipient. Additionally, backup withholding at a current rate of 24% may apply to such payments if a U.S. Holder (i) fails to provide a taxpayer identification number (“TIN”) certified under penalties of perjury, (ii) furnishes an incorrect TIN, (iii) fails to properly report the receipt of interest or dividends or (iv) fails to certify that the holder is not subject to backup withholding. A U.S. Holder who does not provide us with its correct TIN also may be subject to penalties imposed by the IRS.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non U.S. Holders

Interest

Subject to the discussion below under “—Information Reporting and Backup Withholding” and “FATCA,” payments of interest (including OID, if any) on the mortgage bonds to a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax under the “portfolio interest rule,” provided that:

•	such interest is not effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States;

•	the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	the Non-U.S. Holder is not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of the Code;

•	the Non-U.S. Holder is not a bank for U.S. federal income tax purposes whose receipt of interest is described in Section 881(c)(3)(A) of the Code; and

•	the beneficial owner of the mortgage bonds provides a properly completed and executed IRS Form W- 8BEN or IRS Form W-8BEN-E, as applicable, (or successor form) certifying, under penalties of perjury, that it is not a United States person (within the meaning of Section 7701(a)(30) of the Code) and providing its name and address; or the Non-U.S. Holder holds the mortgage bonds through certain foreign intermediaries and satisfies the certification requirements of applicable U.S. Treasury Regulations.

For purposes of the discussion below, interest and gain on the sale, exchange or other disposition of the mortgage bonds will be considered to be “U.S. trade or business income” if such income or gain is effectively connected with the conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment within the United States).

The gross amount of payments of interest that do not qualify for the portfolio interest exemption and that are not U.S. trade or business income will be subject to U.S. withholding tax at a rate of 30% unless a treaty applies to reduce or eliminate withholding. Interest that is U.S. trade or business income will be taxed at regular graduated U.S. rates rather than the 30% withholding rate. In the case of a Non-U.S. Holder that is a corporation, such U.S. trade or business income also may be subject to a branch profits tax of 30% (subject to reduction or elimination under an applicable income tax treaty). To claim an exemption from withholding for U.S. trade or business income, or to claim the benefits of a treaty, a Non-U.S. Holder must provide a properly executed Form W-8BEN or Form W-8BEN-E (claiming treaty benefits) or W-8ECI (claiming exemption from withholding because income is U.S. trade or business income) (or such successor forms as the IRS designates). These forms must be periodically updated. A Non-U.S. Holder claiming the benefits of a treaty may be required to obtain a U.S. taxpayer identification number and to provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country. Also, under the Treasury regulations, special procedures are provided for payments through qualified intermediaries.

Sale, Exchange, Retirement or Other Taxable Disposition of the Bonds

Subject to the discussion below under “—Information Reporting and Backup Withholding” and “FATCA,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax in respect of gain recognized on a sale, exchange, retirement or other taxable disposition of the mortgage bonds unless:

•	the gain is U.S. trade or business income (in which case the branch profits tax may also apply to a corporate Non-U.S. Holder); or

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and meets certain other requirements (unless an applicable income tax treaty provides otherwise).

Recent Tax Legislation

Pursuant to recently enacted legislation, for taxable years beginning after December 31, 2017, with respect to a debt instrument with market discount, and for taxable years beginning after December 31, 2018, with respect to a debt instrument issued with OID, an accrual method taxpayer that reports revenues on an applicable financial statement generally must recognize income for U.S. federal income tax purposes no later than the taxable year in which such income is taken into account as revenue in an applicable financial statement of the taxpayer. For this purpose, an “applicable financial statement” generally means a financial statement certified as having been prepared in accordance with generally accepted accounting principles or that is made on the basis of international financial reporting standards and which is used by the taxpayer for various specified purposes. This rule could potentially require such a taxpayer to recognize income for U.S. federal income tax purposes with respect to the mortgage bonds prior to the time such income would be recognized pursuant to the rules described above. U.S. Holders should consult their tax advisors regarding the potential applicability of these rules to their investment in the mortgage bonds.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each Non-U.S. Holder any interest that is paid to the Non-U.S. Holder. Copies of these information returns also may be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

The backup withholding tax and certain information reporting will not apply to such payments of interest with respect to which either the requisite certification (i.e., a Form W-8BEN, W-8BEN-E or W-8ECI as described above) has been received or an exemption otherwise has been established, provided that neither we nor our paying agent have actual knowledge that the holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied.

The payment of the proceeds from the disposition of the mortgage bonds to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker is a “U.S. related person,” meaning that the broker is: (i) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States; (ii) is a controlled foreign corporation for U.S. federal income tax purposes; or (iii) is a foreign partnership that, at any time during its taxable year, has more than 50% of its income or capital interests owned by United States persons or is engaged in the conduct of a U.S. trade or business. In the case of the payment of the proceeds from the disposition of the mortgage bonds to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, the Treasury regulations require information reporting (but not backup withholding) on the payment unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder and the broker has no knowledge to the contrary.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be refunded or credited against the holder’s U.S. federal income tax liability, if any, if the holder timely provides the required information to the IRS.

U.S. Federal Estate Tax

The estate of an individual who is nonresident, as specially defined for U.S. federal estate tax purposes, will not be subject to U.S. federal estate tax on mortgage bonds beneficially owned by such person at the time of death, provided that any payment to such person on the mortgage bonds would be eligible for exemption from the 30% U.S. federal withholding tax under the “portfolio interest rule” described above under “Non-U.S. Holders —Interest” without regard to the statement requirement described in the fifth bullet point of that section.

FATCA

Legislation enacted in March 2010 and related Treasury guidance (commonly referred to as “FATCA”) generally imposes a U.S. federal withholding tax at a rate of 30% on certain interest payments on, and the gross proceeds from the sale or other disposition occurring after December 31, 2018 of, obligations that produce U.S. source income to certain foreign entities. In the case of payments made to a foreign financial institution (“FFI”) , whether as a beneficial owner or intermediary, the tax generally will be imposed, subject to certain exceptions, unless such institution enters into and complies with an agreement with the IRS to, among other things, collect and provide to the U.S. tax authorities certain information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), or qualifies for an exemption from these rules. In the case of payments made to a foreign entity that is not a FFI (whether as a beneficial owner or intermediary for another foreign entity that is not a financial institution), the tax generally will be imposed, subject to certain exceptions, unless such foreign entity provides the withholding agent with a certification that it does not have any substantial U.S. owner (generally, any specified U.S. person that directly or indirectly owns more than 10% of such entity) or that identifies its substantial U.S. owners or qualifies for an exemption from these rules. A person that receives payments through one or more FFIs may receive reduced payments as a result of FATCA withholding taxes if (i) any such FFI does not enter into such an agreement with the U.S. government and does not otherwise establish an exemption, or (ii) such person is (a) a “recalcitrant account holder” or (b) itself an FFI that fails to enter into such an agreement or establish an exemption. FFIs and non-financial foreign entities located in jurisdictions that have intergovernmental agreements with the United States may be subject to different rules. If payment of FATCA withholding tax is made, Non-U.S. Holders that are otherwise eligible for an exemption from, or reduction of, U.S. federal withholding taxes with respect to such interest or proceeds may be able to seek a credit or refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay additional amounts with respect to any amounts required to be withheld under FATCA. Investors are encouraged to consult their tax advisor regarding the implications of FATCA to their particular circumstances.

THE U.S. FEDERAL INCOME AND ESTATE TAX DISCUSSION SET FORTH ABOVE MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS

ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE MORTGAGE BONDS, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

UNDERWRITING

Subject to the terms and conditions stated in the underwriting agreement with respect to the mortgage bonds, each of the underwriters named below, for whom Barclays Capital Inc., BNP Paribas Securities Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated and TD Securities (USA) LLC are acting as representatives, has severally agreed to purchase, and we have agreed to sell to the underwriters, the following respective principal amount of mortgage bonds:

Underwriter	Principal Amount of Mortgage Bonds
Barclays Capital Inc.
BNP Paribas Securities Corp.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
TD Securities (USA) LLC
Comerica Securities, Inc.
Fifth Third Securities, Inc.
SunTrust Robinson Humphrey, Inc.
U.S. Bancorp Investments, Inc.
Drexel Hamilton, LLC
Loop Capital Markets LLC

Total	$

The underwriting agreement provides that the obligation of the underwriters to purchase the mortgage bonds included in this offering is subject to approval of certain legal matters by counsel and to certain other conditions. The underwriting agreement provides that the underwriters are obligated, subject to the terms and conditions set forth therein, to purchase all the mortgage bonds if they purchase any of the mortgage bonds.

The underwriters propose to offer the mortgage bonds initially at the public offering price on the cover page of this prospectus supplement and may offer the mortgage bonds to certain broker-dealers at that price less a selling concession of     % of the principal amount per mortgage bond. The underwriters and certain broker- dealers may allow a discount of     % of the principal amount per mortgage bond on sales to other broker-dealers. After the initial offering of the mortgage bonds to the public, the public offering price and such commissions and concessions may be changed by the underwriters.

We estimate that our total out-of-pocket expenses for this offering (excluding the underwriting discount) will be approximately $            .

The mortgage bonds will have no established trading market. The mortgage bonds will not be listed on a securities exchange or automated dealer quotation system. One or more of the underwriters intends to make a secondary market for the mortgage bonds. However, they are not obligated to do so and may discontinue making a secondary market for the mortgage bonds at any time without notice. No assurance can be given as to how liquid the trading market for the mortgage bonds will be.

In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriters of mortgage bonds in excess of the principal amount of the mortgage bonds the underwriters are obligated to purchase, which creates a syndicate short position.

•	Syndicate covering transactions involve purchases of the mortgage bonds in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the mortgage bonds in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the mortgage bonds originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the mortgage bonds or preventing or retarding a decline in the market price of the mortgage bonds. As a result, the price of the mortgage bonds may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

It is expected that delivery of the mortgage bonds will be made on or about the date specified on the cover page of this prospectus supplement, which will be the fifth business day (T+5) following the date of this prospectus supplement. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle within two succeeding business days (T+2), unless the parties to any such trade expressly agree otherwise. Accordingly, the purchasers who wish to trade the mortgage bonds on the date of this prospectus supplement or the next two business days will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the mortgage bonds who wish to trade the mortgage bonds on the date of this prospectus supplement or the next two succeeding business days should consult their own advisors.

We have agreed to indemnify the underwriters against liabilities under the Securities Act or to contribute to payments the underwriters may be required to make in that respect.

The underwriters and/or their affiliates may have acted as lenders, and performed certain investment banking and advisory and general financing, trustee and commercial banking services for us and our affiliates from time to time for which they have received customary fees and expenses. The underwriters and/or their affiliates may, from time to time, engage in transactions with or perform services for us and our affiliates in the ordinary course of their business.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of these underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. A typical hedging strategy would include these underwriters or their affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby.

Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflict of Interest

Certain of the underwriters or their affiliates may hold a portion of indebtedness that we may repay using the net proceeds of this offering. In such event, it is possible that one or more of the underwriters or their affiliates could receive more than 5% of the net proceeds of the offering, and in that case such underwriter would be deemed to have a conflict of interest under FINRA Rule 5121 (Public Offerings of Securities with Conflicts of Interest). In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of the mortgage bonds in accordance with FINRA Rule 5121. If the distribution is conducted in accordance with FINRA Rule 5121, such underwriter would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder.

Notice to Investors

Canada

The mortgage bonds may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the mortgage bonds must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

The bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) anyone who is not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the bonds or otherwise making them available to retail investors in the EEA has been prepared, and therefore offering or selling the bonds or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of bonds in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of bonds. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Directive.

Hong Kong

The bonds may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the bonds may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to bonds which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Japan

The bonds have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “FIEL”), and the bonds will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the bonds may not be circulated or distributed, nor may the bonds be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the bonds are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the bonds under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

South Korea

The bonds have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”). None of the bonds may be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). For a period of one year from the issue date of the bonds, any acquirer of the bonds who was solicited to buy the bonds in Korea is prohibited from transferring any of the bonds to another person in any way other than as a whole to one transferee. Furthermore, the purchaser of the bonds shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the bonds.

Switzerland

This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the bonds will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the bonds may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the bonds with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

United Kingdom

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)), in connection with the issue or sale of the bonds may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us.

Anything done by any person in relation to the bonds in, from or otherwise involving the United Kingdom must only be done in compliance with all applicable provisions of the FSMA.

The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the bonds offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom.

The communication of such documents as financial promotions are made only to and directed only at: (i) persons who are outside the United Kingdom; (ii) those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended) (the “Order”); (iii) high net worth companies, unincorporated associations and other persons falling within Article 49(2)(a) to (d) of the Order; or (iv) any other persons to whom it may otherwise be lawfully communicated in accordance with the Order (all such persons falling within (i)-(iv) together being referred to as “relevant persons”). The bonds are only available to, and an invitation, offer or agreement to subscribe, purchase or otherwise acquire the bonds will be engaged only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement, the accompany prospectus or any of their contents.

LEGAL MATTERS

The validity of the mortgage bonds and certain other legal matters relating to this offering will be passed upon for DTE Electric by Wendy Ellis, General Counsel. Ms. Ellis beneficially owns shares of DTE Energy common stock. Certain legal matters relating to this offering will be passed upon for the underwriters by Pillsbury Winthrop Shaw Pittman LLP, New York, New York.

Pillsbury Winthrop Shaw Pittman LLP has represented, and may continue to represent, us and certain of our affiliates in connection with certain spent nuclear fuel and other nuclear waste matters and certain insurance recovery matters unrelated to this offering.

EXPERTS

The consolidated financial statements incorporated in this Prospectus Supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Prospectus

DTE Electric Company

Debt Securities

By this prospectus, DTE Electric Company may offer from time to time:

•	senior secured debt securities, including general and refunding mortgage bonds and other senior debt securities secured by mortgage bonds; and/or

•	unsecured debt securities, which may be senior or subordinated.

We will provide specific terms of the securities, including the offering prices, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest. This prospectus may not be used to consummate sales of any of these securities unless it is accompanied by a prospectus supplement that describes those securities.

We may offer these securities directly or through underwriters, agents or dealers. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. See the “Plan of Distribution” section beginning on page 20 of this prospectus for more information.

See “Risk Factors” beginning on page 3 regarding risks associated with an investment in these securities.

The mailing address of DTE Electric Company’s principal executive offices is One Energy Plaza, Detroit, Michigan 48226-1279, and its telephone number is (313) 235-4000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated April 1, 2016.

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement or supplements. We have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated in this prospectus is accurate as of any time after the date of this prospectus, or if later, the date of an incorporated document, because our business, financial condition, results of operations and prospects may have changed since such dates.

We are not making an offer to sell these securities in any jurisdiction that prohibits the offer or sale of these securities.

In this prospectus, references to “DTE Electric,” the “Company,” “we,” “us” and “our” refer to DTE Electric Company, unless the context indicates that the references are to DTE Electric Company and its consolidated subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that DTE Electric filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf registration process, DTE Electric may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities DTE Electric may offer. Each time DTE Electric sells securities, DTE Electric will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

For more detailed information about the securities, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

RISK FACTORS

An investment in the securities involves risks. You should carefully consider the “Risk Factors” set forth in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, together with the other information in this prospectus, any applicable prospectus supplement and the documents that are incorporated by reference in this prospectus, about risks concerning the securities, before buying any securities. See also “Cautionary Statements Regarding Forward-Looking Statements” below.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), with respect to the financial condition, results of operations and business of DTE Electric. You can find many of these statements by looking for words such as “anticipate,” “believe,” “expect,” “projected,” “aspiration,” and “goals” or similar expressions in this prospectus or in documents incorporated herein that signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions, but rather are subject to numerous assumptions, risks, and uncertainties that may cause actual future results to be materially different from those contemplated, projected, estimated, or budgeted. Many factors may impact forward-looking statements including, but not limited to, the following:

•	impact of regulation by the Environmental Protection Agency, the Federal Energy Regulatory Commission, the Michigan Public Service Commission, the Nuclear Regulatory Commission and the Commodity Futures Trading Commission, as well as other applicable governmental proceedings and regulations, including any associated impact on rate structures;

•	the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals, or new legislation, including legislative amendments and retail access programs;

•	economic conditions and population changes in our geographic area resulting in changes in demand, customer conservation and thefts of electricity;

•	environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements;

•	health, safety, financial, environmental, and regulatory risks associated with ownership and operation of nuclear facilities;

•	changes in the cost and availability of coal and other raw materials, purchased power, and natural gas;

•	changes in the financial condition of our significant customers and strategic partners;

•	the potential for losses on investments, including nuclear decommissioning and benefit plan assets and the related increases in future expense and contributions;

•	access to capital markets and the results of other financing efforts which can be affected by credit agency ratings;

•	instability in capital markets which could impact availability of short and long-term financing;

•	the timing and extent of changes in interest rates;

•	the level of borrowings;

•	the potential for increased costs or delays in completion of significant construction projects;

•	changes in, and application of, federal, state, and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings, and audits;

•	the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers;

•	unplanned outages;

•	the cost of protecting assets against, or damage due to, terrorism or cyber attacks;

•	employee relations and the impact of collective bargaining agreements;

•	the risk of a major safety incident at an electric distribution or generation facility;

•	the availability, cost, coverage, and terms of insurance and stability of insurance providers;

•	cost reduction efforts and the maximization of plant and distribution system performance;

•	the effects of competition;

•	changes in and application of accounting standards and financial reporting regulations;

•	changes in federal or state laws and their interpretation with respect to regulation, energy policy, and other business issues;

•	contract disputes, binding arbitration, litigation, and related appeals; and

•	the risks discussed in our public filings with the SEC.

You are cautioned not to place undue reliance on such statements, which speak only as of the date of this prospectus or the date of any document incorporated by reference. We undertake no obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, except as otherwise required by applicable law.

The factors discussed above and other factors are discussed more completely in our public filings with the SEC, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

DTE ELECTRIC COMPANY

DTE Electric Company is a Michigan public utility engaged in the generation, purchase, distribution, and sale of electricity to approximately 2.2 million customers in southeastern Michigan. DTE Electric is a wholly-owned subsidiary of DTE Energy Company, which we refer to as DTE Energy. DTE Energy is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide.

USE OF PROCEEDS

Except as we may otherwise state in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of our debt securities for general corporate purposes, which may include, among other things:

•	to repay outstanding indebtedness;

•	to replace funds previously utilized for the redemption or repayment of securities;

•	working capital; and

•	capital expenditures.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other funds. Pending the application of proceeds, we may invest the funds temporarily in short-term investment grade securities.

RATIOS OF EARNINGS TO FIXED CHARGES

DTE Electric’s ratios of earnings to fixed charges were as follows for the periods indicated in the table below:

	Year Ended December 31,
	2015	2014	2013	2012	2011
Ratio of earnings to fixed charges	3.98	4.07	3.61	3.66	3.26

Our ratios of earnings to fixed charges were computed based on:

•	“earnings,” which consist of net income before deducting income taxes and fixed charges, except capitalized interest; and

•	“fixed charges,” which consist of interest charges, including capitalized interest, amortization of debt discount, premium and expense, and the estimated interest component of rental expense.

THE SECURITIES THAT WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain terms and provisions of the various types of securities that DTE Electric may offer. The particular terms of the securities offered by any prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the securities, and any securities exchange on which the securities may be listed.

We may sell from time to time, in one or more offerings:

•	senior secured debt securities, including general and refunding mortgage bonds and other senior debt securities secured by mortgage bonds; and/or

•	unsecured debt securities, which may be senior or subordinated.

In this prospectus, DTE Electric refers to the senior secured debt securities and unsecured debt securities together as “securities” or the “debt securities.”

DESCRIPTION OF DEBT SECURITIES

General

The following description, together with any applicable prospectus supplement, summarizes certain material terms and provisions of the debt securities we may offer under this prospectus and the related indenture.

The general and refunding mortgage bonds, which we refer to as the “mortgage bonds,” are to be issued under and secured by the mortgage and deed of trust, dated as of October 1, 1924, between DTE Electric and The Bank of New York Mellon Trust Company, N.A., as successor trustee, as amended and supplemented by various supplemental indentures and as to be further amended and supplemented by one or more supplemental indentures creating the mortgage bonds, which we refer to collectively as the “mortgage.” We refer to The Bank of New York Mellon Trust Company, N.A., or any successor or additional trustee, in its capacity as trustee under the mortgage, as the “mortgage trustee” for purposes of this section.

We will issue the debt securities, other than general and refunding mortgage bonds, under an indenture, dated as of June 30, 1993, as supplemented, and supplemental indentures creating each applicable series of debt securities, which we refer to collectively as the “indenture,” between DTE Electric and The Bank of New York Mellon Trust Company, N.A., as successor trustee. We refer to The Bank of New York Mellon Trust Company, N.A., or any successor or additional trustee, in its capacity as trustee under the indenture, as the “indenture trustee” for purposes of this section. Each series of secured debt securities will be secured as to payment of principal, interest and premium, if any, by mortgage bonds.

The indenture does not limit the amount of debt securities we may issue under it, and it provides that additional debt securities of any series may be issued up to the aggregate principal amount that we may authorize from time to time. As of December 31, 2015, approximately $2.1 billion aggregate principal amount of debt securities were issued and outstanding under the indenture, of which approximately $92 million were issued in connection with the security arrangements for the insurance applicable to industrial development revenue bonds.

As of December 31, 2015, approximately $5.6 billion aggregate principal amount of mortgage bonds were issued and outstanding under the mortgage. Of these mortgage bonds, $2.1 billion aggregate principal amount were issued as security for our debt securities and are subject to the release provisions described below under “— Provisions Applicable to All Debt Securities Other Than Mortgage Bonds — Security; Pledge of Mortgage Bonds — Release Date.”

The following summaries set forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. Because the descriptions of provisions of the indenture and the mortgage below are summaries, they do not describe every aspect of the indenture or the mortgage. The summaries below are subject to, and are qualified in their entirety by reference to, all provisions of the indenture and the mortgage, including the definitions therein of certain terms. We have filed copies of the indenture and the mortgage as exhibits to the registration statement of which this prospectus is a part. We encourage you to read the mortgage and indenture for provisions that may be important to you. Wherever particular articles, sections or defined terms of the indenture or mortgage are referred to those articles, sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference. The indenture and the mortgage contain, and the debt securities, when issued, will contain, additional important terms and provisions. We will describe the particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered in the prospectus supplement relating to those debt securities.

Unless we otherwise specify in this prospectus or in the applicable prospectus supplement, we will issue debt securities in the form of global securities, deposited with and registered in the name of The Depository Trust Company, as depositary, which we refer to as “DTC,” or its nominee. Interests in the debt securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. See “Book-Entry Securities.”

Provisions Applicable to All Debt Securities

General

The prospectus supplement that accompanies this prospectus relating to the debt securities being offered will include specific terms relating to the offered debt securities. These terms will include some or all of the following:

•	the title or designation of the debt securities;

•	the aggregate principal amount of the debt securities;

•	whether the debt securities are to represent secured indebtedness, including mortgage bonds, or senior unsecured indebtedness or subordinated indebtedness and, if subordinated debt securities, the specific subordination provisions applicable thereto;

•	in the case of subordinated debt securities, the relative degree, if any, to which such subordinated debt securities of the series will be senior to or be subordinated to other series of subordinated debt securities or other indebtedness of DTE Electric in right of payment, whether such other series of subordinated debt securities or other indebtedness is outstanding or not;

•	whether the debt securities will be issued as registered securities, bearer securities or a combination of the two;

•	the person to whom any interest on any registered security shall be payable, if other than the person in whose name that security is registered at the close of business on the record date, the manner in which, or the person to whom, any interest on any bearer security shall be payable, if other than upon presentation and surrender of coupons, and the extent to which, or the manner in which, any interest payable on a temporary global security will be paid if other than in the manner provided in the indenture or the mortgage, as the case may be;

•	whether the debt securities will be issued in the form of one or more global securities;

•	the date or dates on which the principal of (and premium, if any, on) the debt securities will be payable or the method or methods, if any, by which such date or dates will be determined;

•	the rate or rates, which may be fixed or variable, or the method or methods of determining the rate or rates at which the debt securities will bear any interest;

•	the date or dates from which any interest will accrue or the method or methods, if any, by which such date or dates will be determined and the date or dates on which such interest will be payable;

•	whether and under what circumstances we will pay “additional amounts,” as defined in the indenture, on the debt securities to any holder who is a “United States alien,” as defined in the indenture, in respect of any tax, assessment or governmental charge, and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (the term “interest,” as used in this prospectus, includes any additional amounts);

•	the place or places where the principal of (and premium, if any) and interest on the debt securities shall be payable, and where any registered securities may be surrendered for registration of transfer or exchange;

•	a description of any provisions providing for redemption of the debt securities, in whole or in part, at our option, a holder’s option or otherwise, and the terms and provisions of such a redemption;

•	any sinking fund or other mandatory redemption or similar terms;

•	the authorized denominations of the debt securities, if other than denominations of $1,000 and any integral multiple thereof (in the case of registered securities) or $5,000 (in the case of bearer securities);

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities or any of them that shall be payable upon declaration of acceleration of the maturity thereof or the method by which such portion is to be determined;

•	if other than U.S. dollars, the currency or currencies or currency unit or units of two or more currencies in which debt securities are denominated, for which they may be purchased, and in which principal and any premium and interest is payable;

•	if the currency or currencies or currency unit or units for which debt securities may be purchased or in which principal and any premium and interest may be paid is at our election or at the election of a purchaser, the manner in which an election may be made and its terms;

•	any index or other method used to determine the amount of payments of principal of, and any premium and interest on, the debt securities;

•	if there is more than one trustee under the indenture or the mortgage, the identity of the trustee and, if not the trustee, the identity of each security registrar, paying agent and/or authenticating agent with respect to the debt securities;

•	whether the debt securities shall be issued as original issue discount securities;

•	whether a credit facility or other form of credit support will apply to the debt securities;

•	any deletions from, modifications of or additions to the events of default or covenants with respect to the debt securities;

•	in the case of debt securities secured by mortgage bonds, a description of any provisions relating to the release of such mortgage bonds; and

•	any other specific terms of the debt securities.

We are not obligated to issue all debt securities of any one series at the same time and all the debt securities of any one series need not bear interest at the same rate or mature on the same date.

If we sell any of the debt securities for foreign currencies or foreign currency units or if the principal of, or any premium or interest on, any series of debt securities is payable in foreign currencies or foreign currency units, we will describe the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of debt securities and such currencies or currency units in the applicable prospectus supplement.

Other than as described below under “— Provisions Applicable to General and Refunding Mortgage Bonds — Issuance of Additional Mortgage Bonds” with respect to limitations on the issuance of mortgage bonds, neither the mortgage nor the indenture limits our ability to incur indebtedness. In addition, neither the mortgage nor the indenture affords holders of debt securities protection in the event of a decline in our credit quality or if we are involved in a takeover, recapitalization or highly leveraged or similar transaction. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of debt securities for information regarding any deletions from, modifications of or additions to the events of default described below or covenants contained in the indenture, including any addition of a covenant or other provisions providing event risk or similar protection.

Provisions Applicable to General and Refunding Mortgage Bonds

General

The mortgage bonds, which we may issue directly or which may secure our obligations with respect to a series of secured debt securities, are to be issued under and secured by the mortgage.

The mortgage bonds may be issued in whole or in part in the form of one or more global securities that shall be deposited with, or on behalf of, DTC or such other depository as may be specified, and registered in the name of a nominee of the depository. See “Book-Entry Securities.” We will issue the mortgage bonds only in fully registered form in denominations of $1,000 and integral multiples thereof or any authorized minimum denomination. Mortgage bonds of any denomination will be exchangeable without charge (except for stamp taxes and other governmental charges) for mortgage bonds of the same series of other authorized denominations.

Unless otherwise specified in a prospectus supplement, there will be no sinking fund, maintenance and replacement fund, improvement fund or similar provisions with respect to the debt securities.

At December 31, 2015, mortgage bonds of various series, aggregating $310 million in principal amount, were issued as security for various series of outstanding industrial development revenue bonds or as security for the insurance applicable to such revenue bonds. In addition, mortgage bonds of various other series, aggregating $5.3 billion in principal amount, were directly issued or issued as security for various series of DTE Electric’s outstanding notes issued under the indenture. Of the $5.6 billion total outstanding mortgage bonds, $2.1 billion are subject to the release provisions described below under “— Provisions Applicable to All Debt Securities Other Than Mortgage Bonds — Security; Pledge of Mortgage Bonds — Release Date.” Such bonds contain provisions that correspond to the revenue bonds or notes they collateralize in respect of principal amounts, interest rates, maturity dates and redemption. All payments of interest on, and reductions of the principal amounts of, such revenue bonds or notes will be credited as payments to, or will give rise to reductions of principal amounts of, the corresponding bonds issued under the mortgage.

Security and Priority

The mortgage is a first lien (subject only to excepted encumbrances as described in the mortgage) on a substantial portion of DTE Electric’s properties and franchises and will (subject to the necessity for particular filings and recordings in the case of certain personal property) constitute a first lien on any such properties hereafter acquired by DTE Electric, except that (1) after-acquired property will be subject to prior liens and encumbrances, if any, existing when acquired by DTE Electric, (2) the mortgage will not become a lien upon after-acquired real property in a new county until it has been duly filed and recorded, and (3) the mortgage may not be effective as to property acquired subsequent to the filing of a bankruptcy proceeding with respect to DTE Electric. The mortgage is not a lien on (a) equipment, materials or supplies purchased for resale or (b) securities or cash not specifically pledged and deposited with the mortgage trustee.

The mortgage bonds will rank equally as to security with all mortgage bonds of all other series outstanding under the mortgage except insofar as any sinking, improvement or analogous fund may be deemed to afford additional security for the mortgage bonds of any series and except that, as provided in Section 3 of Article VI of the mortgage, the mortgage trustee may, when in possession during a default, apply any residue of collections to payment of principal of such mortgage bonds as are then due if all of the mortgage bonds have not become due.

DTE Electric has good and marketable title to all properties standing of record in its name (which include all of those properties on which its principal plants, generating stations and substations are erected and on which its general office and service buildings are constructed and all other important parcels of real estate and improvements thereon, other than pollution control facilities standing in the names of certain municipalities that are being sold to DTE Electric pursuant to installment sales contracts and the undivided ownership interest of the Michigan Public Power Agency in a portion of the Belle River Power Plant), subject to the lien of the mortgage and subject to minor exceptions, defects, irregularities and deficiencies that, in the opinion of DTE Electric, do not materially impair the use of such property for its purposes, and has adequate rights to maintain and operate such of its distribution facilities as are located on public or other property.

Issuance of Additional Mortgage Bonds

Additional mortgage bonds may be issued under the mortgage on the basis of:

•	60% of the cost or fair value to DTE Electric (whichever is less) of property additions (as detailed below) that have not previously been taken into account for other purposes under the mortgage;

•	retired bonds in the same principal amount that have not previously been taken into account for other purposes under the mortgage; and

•	cash deposited with the mortgage trustee in the same amount. (Article III)

Property additions include property, real and personal, used in the business of generating, transmitting or distributing electricity or gas, or power or heat by means of steam or hot water, and, with certain exceptions, located in the State of Michigan. Property additions do not include property acquired or constructed to keep the mortgaged property in working order or merely to replace obsolete or worn out property, except for the excess over the original cost of the original property. (Article I, Section 4; Article III, Section 4)

Bonds may not be issued on the basis of property additions or deposited cash unless earnings of DTE Electric (after all operating expenses including all taxes, but excluding depreciation and interest charges) available for interest and reserves, including depreciation, for any consecutive twelve-month period within the immediately preceding fifteen months shall have been at least one and three-quarters times the annual interest charges on all mortgage bonds then outstanding under the mortgage, all mortgage bonds then applied for, all prior lien bonds if there are any outstanding and any other indebtedness secured by a lien superior to the mortgage on any portion of the mortgaged property.

At December 31 2015, we could have issued approximately $4.8 billion of mortgage bonds on the basis of property additions, assuming an interest rate of 5% for purposes of the earnings test, and approximately $0.5 billion of mortgage bonds on the basis of mortgage bond retirements.

Cash deposited with the mortgage trustee as the basis for the issuance of additional mortgage bonds may be withdrawn by DTE Electric up to an amount equal to the aggregate principal amount of mortgage bonds that DTE Electric has become entitled to have authenticated and delivered on the basis of property additions, or equal to the aggregate principal amount of mortgage bonds theretofore authenticated and delivered under the mortgage which are delivered to the mortgage trustee for cancellation. (Article III, Section 7)

Release Provisions

DTE Electric may, in the ordinary course of business, use and consume materials and equipment and may alter, repair, replace, change location or position of and add to plants, buildings, machinery and other fixtures without notice to the mortgage bondholders. Leases and contracts may be entered into, terminated or altered, and materials, equipment and supplies may be sold, exchanged or otherwise disposed of, free from the lien of the mortgage, all in the ordinary course of business. (Article X, Sections 1 and 2) DTE Electric may also surrender or modify its franchises or sell or exchange any other part of its property upon compliance with the mortgage requirements, including, without limitation, the delivery to the mortgage trustee of cash in an amount or retired bonds in a principal amount, and/or the certification to the mortgage trustee of property additions having a fair value, equal in the aggregate to the fair value of the property to be released. (Article X, Sections 3 and 4; Article XA, Section 2) The mortgage trustee is required to report annually to the mortgage bondholders with respect to any release, or release and substitution of property. (Article XII, Section 7)

Cash deposited with the mortgage trustee in connection with the release of property may, among other things, be paid over to DTE Electric in an amount equal to the amount of property additions, on the principal amount of retired bonds, certified for this purpose.

Consolidation, Merger and Sale of Assets

DTE Electric may, without the consent of the holders of the debt securities, consolidate or merge with or into, or convey or lease substantially all the properties subject to the mortgage as an entirety to, any corporation lawfully entitled to acquire and operate the same, or may permit any such corporation to consolidate or merge with or into DTE Electric, or convey, transfer or lease substantially all the properties subject to the mortgage as an entirety to DTE Electric, provided that any successor corporation assumes DTE Electric’s obligations on the mortgage bonds and under the mortgage; provided, however, that no such consolidation, merger, conveyance, or lease shall impair the lien and security of the mortgage or any of the rights and powers of the mortgage trustee or the bondholders thereunder, and provided that any such lease shall be made expressly subject to immediate termination by DTE Electric or by the mortgage trustee at any time upon the happening of an event of default, and that certain other conditions are met. (Article XIV)

Modification

DTE Electric and the mortgage trustee may modify the mortgage and the rights and obligations of DTE Electric and of the mortgage bondholders with the consent of DTE Electric and of the holders of 85% of the principal amount of mortgage bonds outstanding; provided that no such modification may permit any change in the terms of payment of principal or interest of any bond without the consent of the holder thereof, nor permit the creation of any lien ranking prior to or on parity with the lien of the mortgage with respect to any property mortgaged thereunder, nor reduce the percentage of mortgage bondholders necessary to consent to such modification. (Article XV)

The mortgage also provides that DTE Electric and the mortgage trustee may enter into supplemental indentures, without the consent of the bondholders, for the purposes of:

•	adding to the conditions, limitations and restrictions on the authentication and delivery of bonds under the mortgage;

•	adding to the covenants and agreements of DTE Electric;

•	evidencing new series of bonds;

•	evidencing the succession of another corporation to DTE Electric;

•	conveying, transferring, and assigning additional properties, securities, and franchises to the mortgage trustee;

•	providing a sinking, amortization, improvement or other analogous fund for the purchase, redemption or other retirement of any bonds; or

•	curing any ambiguities, or curing, correcting or supplementing any defect or inconsistent provision contained in the mortgage as supplemented.

The mortgage also provides that any supplemental indenture shall, insofar as may be required by the provisions of the Trust Indenture Act of 1939 as then in effect, comply with the provisions of that Act. (Article XVI)

Events of Default and Remedies

The following events of default are applicable to the mortgage bonds:

•	failure to pay interest when due on the mortgage bonds, continued for 90 days;

•	failure to pay principal of, or premium, if any on the mortgage bonds when due;

•	failure to pay interest on outstanding underlying or prior lien bonds when due, continued for 90 days;

•	failure to pay principal of (or premium on) outstanding underlying or prior lien bonds when due;

•	failure to perform or observe covenants, agreements or conditions contained in the mortgage, continued for 90 days after notice of default as provided in the mortgage; and

•	insolvency or adjudication of bankruptcy or appointment of a receiver not removed or discharged within 90 days. (Article VI, Section 2)

If an event of default under the mortgage occurs and is continuing, the mortgage trustee may, and the holders of at least 25% in principal amount of outstanding mortgage bonds may, and upon the request of the holders of at least a majority in principal amount of outstanding mortgage bonds the mortgage trustee will, by notice as provided in the mortgage, declare the principal of all outstanding mortgage bonds, together with accrued interest thereon, to be immediately due and payable. If, at any time after any such declaration of acceleration, and before any sale of the trust estate has been made, all arrears of interest have been paid and all other defaults, if any, have been remedied or secured, then the holders of a majority in principal amount of outstanding mortgage bonds may, by notice as provided in the mortgage, waive such default and its consequences and rescind such declaration, but no such waiver will extend to any subsequent default. (Article VI, Section 2)

If an event of default occurs and is continuing, the mortgage trustee may:

•	take possession of the trust estate and hold, use, operate, manage and control the same;

•	sell the trust estate; and

•	enforce its rights and the rights of the mortgage bondholders by appropriate judicial proceeding at law or in equity. (Article IV, Section 3)

The holders of a majority in aggregate principal amount of outstanding mortgage bonds have the right to direct the method and place of conducting all proceedings for the sale of the trust estate, foreclosure or appointment of a receiver or other proceedings under the mortgage. (Article VI, Section 15) The holders of not less than a majority in principal amount, upon providing reasonable security and indemnity to the mortgage trustee, can require the mortgage trustee to take action toward the execution or enforcement of the trusts created by the mortgage. (Article VI, Section 16; Article XII, Section 1(b)(8))

No holder of any mortgage bond will have the right to institute any proceeding for the foreclosure of the mortgage or for the enforcement of any other remedy under the mortgage unless:

•	such holder has previously given the mortgage trustee notice of default;

•	the holders of 25% in principal amount of outstanding mortgage bonds have requested the mortgage trustee, and afforded it a reasonable opportunity, to institute such proceeding in its own name;

•	such holder or holders have offered the mortgage trustee adequate security and indemnity against costs, expenses and liabilities; and

•	the mortgage trustee has refused or neglected to comply with such request within a reasonable time. (Article VI, Section 18)

No holder of mortgage bonds will have any right in any manner to affect, disturb or prejudice the lien of the mortgage. (Article VI, Section 18)

Nothing in the mortgage, however, will affect or impair the right of any bondholder, which is absolute and unconditional, to enforce payment of the principal and interest of such holder’s bonds. (Article VI, Section 18)

The laws of the various states in which the trust estate is located may limit or deny the ability of the mortgage trustee to enforce certain rights and remedies provided in the mortgage in accordance with their terms.

Evidence of Compliance

DTE Electric is required to furnish to the mortgage trustee an opinion of counsel as to recordation of each supplemental indenture and an annual opinion as to recording, filing, re-recording and re-filing of the mortgage and supplements thereto. (Article XA, Section 3) DTE Electric is also required to furnish to the mortgage trustee an annual certificate of its officers as to compliance with certain provisions of the mortgage. (Article V, Section 19)

Provisions Applicable to All Debt Securities Other Than Mortgage Bonds

We may issue the debt securities in one or more series with the same or various maturities. (Section 301) We may issue debt securities solely in fully registered form as registered securities without coupons, solely in bearer form as bearer securities with or without coupons, or both as registered securities and bearer securities. (Section 301)

Unless otherwise specified in the applicable prospectus supplement, principal and interest, if any, on the debt securities offered thereby are to be payable at the office or agency of DTE Electric maintained for such purposes in the city where the principal corporate trust office of the indenture trustee is located, and will initially be the principal corporate trust office of the indenture trustee, provided that payment of interest, if any, may be made at the option of DTE Electric by check mailed to the persons in whose names the debt securities are registered at the close of business on the day specified in the prospectus supplement accompanying this prospectus.

However, if we default in paying interest on a debt security, we will pay defaulted interest in either of the two following ways:

•	We will first propose to the indenture trustee a payment date for such defaulted interest and we will deposit with the paying agent an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest. Next, the indenture trustee will choose a special record date for determining which Holders are entitled to the payment. The special record date will be 10 days before the payment date we propose. Finally, the paying agent will pay such defaulted interest on the payment date to the holder of the debt security as of the close of business on the special record date; or

•	Alternatively, we can propose to the indenture trustee any other lawful manner of payment that is consistent with the requirements of any securities exchange on which such debt securities are listed for trading. If the indenture trustee thinks the proposal is practicable, payment will be made as proposed. (See Section 307)

We may sell debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. We may describe the Federal income tax consequences and special considerations applicable to any series in the applicable prospectus supplement.

Form, Exchange, Registration and Transfer

Registered debt securities will be exchangeable for other debt securities of the same series and of like tenor, of any authorized denominations and of a like aggregate principal amount and stated maturity (as defined in the indenture). Debt securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the indenture trustee or at the office of any transfer agent designated by DTE Electric for such purpose, without service charge but upon payment of any taxes and other governmental charges as described in the indenture. Such transfer or exchange will be effected upon the books of the indenture trustee or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. (Section 305)

DTE Electric will not be required to (i) issue, register the transfer of or exchange debt securities during a period beginning at the opening of business 15 days before any selection of debt securities of such series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption, or (ii) register the transfer of or exchange any such registered debt security, or portion thereof, called for redemption, except the unredeemed portion of any such debt security being redeemed in part. (Section 305)

If we issue debt securities of any series as bearer securities, the prospectus supplement will contain any restrictions applicable to the offer, sale or delivery of bearer securities and the terms upon which bearer securities of the series may be exchanged for registered securities of the series and, if permitted by applicable laws and regulations, the terms upon which registered securities of the series may be exchanged for bearer securities of the series, whether such debt securities are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may exchange such interests for debt securities of such series and the circumstances under which any such exchanges may occur.

Satisfaction and Discharge

DTE Electric will be deemed to have paid and discharged the indebtedness on all the debt securities of a series and the indenture trustee will execute instruments acknowledging the satisfaction and discharge of such indebtedness and, if applicable, will pay, or assign or transfer and deliver to DTE Electric the related mortgage bond issued in connection with the debt securities of such series if:

•	DTE Electric has deposited or caused to be deposited with the indenture trustee an amount sufficient to pay and discharge the entire indebtedness on all outstanding debt securities of such series for principal (and premium, if any) and interest to the stated maturity or any redemption date, as the case may be; or DTE Electric has deposited or caused to be deposited with the indenture trustee such amount of direct noncallable obligations of, or noncallable obligations the payment of principal of and interest on which is fully guaranteed by, the United States of America maturing as to principal and interest in such amounts and at such times as will, without consideration of any reinvestment thereof, be sufficient to pay and discharge the entire indebtedness on all outstanding debt securities of such series for principal (and premium, if any) and interest to the stated maturity or any redemption date, as the case may be;

•	after giving effect to the satisfaction and discharge of the debt securities and to the release from the lien of the indenture of the mortgage bonds related to such debt securities and designated by us for such release, the aggregate principal amount of the mortgage bonds relating to all outstanding debt securities shall not be less than the aggregate principal amount of (and premium, if any) all then outstanding debt securities;

•	DTE Electric has paid or caused to be paid all other sums payable with respect to the debt securities of such series; and (Section 503)

•	All other conditions specified with respect to debt securities of such series have been satisfied.

Events of Default

Any one of the following events will constitute an event of default under the indenture with respect to the debt securities of any series:

•	failure to pay any interest on any debt security of that series when due, continued for 30 days;

•	failure to pay principal of (or premium, if any) on the debt securities of that series when due;

•	default in the deposit of any sinking fund payment when due;

•	in the case of debt securities secured by mortgage bonds, failure to comply with the provisions of the pledged mortgage bonds as set forth in the indenture;

•	failure to perform or breach of any other covenant or warranty of DTE Electric in the indenture (other than a covenant or warranty included in the indenture solely for the benefit of a series of securities other than such debt securities), continued for 60 days after written notice as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization involving DTE Electric;

•	in the case of debt securities secured by mortgage bonds, the occurrence of a “default” as such term is defined in the mortgage; and

•	any other event of default that may be provided with respect to the debt securities of that series. (Section 601)

If an event of default with respect to the debt securities of any series occurs and is continuing, either the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series, by notice as provided in the indenture, may declare the principal amount of such debt securities to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the indenture trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the debt securities of such series may, under certain circumstances, rescind and annul such acceleration. (Section 602)

The indenture provides that within 90 days after the occurrence of any event of default thereunder with respect to the debt securities of any series, the indenture trustee shall transmit, in the manner set forth in the indenture, notice of such event of default to the holders of the debt securities of such series unless such event of default has been cured or waived; provided, however, that except in the case of a default in the payment of the principal of (or premium, if any) or interest on any debt security of such series, the indenture trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of directors or responsible officers of the indenture trustee has in good faith determined that the withholding of such notice is in the interest of the holders of debt securities of such series. (Section 701)

If an event of default occurs and is continuing with respect to the debt securities of any series, the indenture trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of debt securities of such series by all appropriate judicial proceedings. (Section 603)

The indenture provides that, subject to the duty of the indenture trustee during any default to act with the required standard of care, the indenture trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities, unless such holders shall have offered to the indenture trustee reasonable indemnity. (Section 702) Subject to such provisions for the indemnification of the indenture trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee, with respect to the debt securities of such series. (Section 612)

In addition, the indenture provides that no holder of any debt security will have any right to institute any proceeding judicial or otherwise, with respect to the indenture for the appointment of a receiver or for any other remedy thereunder unless:

•	that holder has previously given the indenture trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the indenture trustee to institute proceedings in respect of that event of default and have offered the indenture trustee reasonable indemnity against costs and liabilities incurred in complying with such request; and

•	for 60 days after receipt of notice, the indenture trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the indenture trustee during such 60-day period by the holders of a majority in aggregate principal amount of outstanding debt securities of that series.

Furthermore, no holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders. (See Section 607)

However, each holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. (See Section 608)

Modification and Waiver

We and the indenture trustee may, without the consent of the holders, modify provisions of the indenture for certain purposes, including:

•	evidencing the succession of another entity to the Company;

•	adding one or more covenants of the company for the benefit of the holders of all or any series of securities, or surrendering any right or power conferred upon the Company with respect to all or any series of securities;

•	adding any additional events of default for all or any series of the securities;

•	providing for the issuance of bearer securities;

•	establishing the form or terms of securities of any series or any related coupons;

•	evidencing and providing for the acceptance of appointment of a separate or successor indenture trustee;

•	curing any ambiguity, correcting or supplementing any provision which may be inconsistent with any other provision of the indenture so long as such provisions do not adversely affect the interests of the holders in any material respect;

•	modifying, eliminating or adding to the provisions of the indenture to such extent to qualify the indenture under the Trust Indenture Act;

•	adding, deleting from or revising the conditions, limitations and restrictions on the authorized amount, terms or purposes of the issue, authentication and delivery of the securities;

•	modifying, eliminating or adding to the provisions of any security to allow for such security to be held in certificated form; or

•	otherwise modifying, deleting or adding any provisions of the indenture that will become effective only with respect to securities issued thereafter. (Section 1001)

We and the indenture trustee may modify certain other provisions of the indenture with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series affected by the modification; provided, however, that no such modification or amendment may, without the consent of the holder of each debt security affected thereby:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt securities;

•	reduce the principal amount of, or premium or interest on, any debt securities;

•	change the place of payment, coin or currency in which any debt securities or any premium or any interest thereon is payable;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt securities (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

•	change any obligation of DTE Electric to maintain an office or agency for payment on the debt securities;

•	modify or change any of the provisions in the indenture with respect to the mortgage or any of the provisions of the mortgage or the mortgage bonds in a manner adverse to the holders of the debt securities affected thereby; or

•	modify any of the above provisions. (Section 1002)

The holders of at least 66 2/3% in aggregate principal amount of debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by DTE Electric with certain restrictive provisions of the indenture. (Section 1109) The holders of not less than a majority in aggregate principal amount of debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default and its consequences under the indenture with respect to the debt securities of that series, except a default (a) in the payment of principal of (or premium, if any) or any interest on any debt security of that series, or (b) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series. (Section 613)

Consolidation, Merger and Sale of Assets

DTE Electric may, without the consent of the holders of the debt securities, consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to any person that is a corporation, partnership or trust organized and validly existing under the laws of any domestic jurisdiction, or may permit any such person to consolidate with or merge into DTE Electric or convey, transfer or lease its properties and assets substantially as an entirety to DTE Electric, provided that any successor person assumes DTE Electric’s obligations on the debt securities and under the indenture, that after giving effect to the transaction no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, and that certain other conditions are met. In the case of any such transaction in which DTE Electric is not the surviving successor, except in the case of a lease, DTE Electric will be relieved of its obligations under the debt securities and the indenture. (Sections 901 and 902)

Security; Pledge of Mortgage Bonds

Unless otherwise set forth in the applicable prospectus supplement, each series of secured debt securities will be secured as to payment of principal, interest and premium, if any, as set forth below.

General. In order to secure the obligation of DTE Electric to pay the principal of (and premium, if any) and interest on the secured debt securities of each series, DTE Electric will issue and deliver to and pledge with the indenture trustee its mortgage bonds such that the aggregate principal amount of the secured debt securities outstanding will not exceed the aggregate principal amount of the related mortgage bonds pledged with and held by the indenture trustee. (Section 401) The mortgage bonds will bear interest at times and in amounts sufficient to provide for the payment of interest on the related secured debt securities and also will be redeemed at times and in amounts that correspond to the required payments of principal of and any premium on the related secured debt securities. Payments on the secured debt securities will satisfy payment obligations on the underlying mortgage bonds. (Article 4) The mortgage bonds will be secured by a first mortgage lien on certain property owned by DTE Electric and will rank on parity with all other general and refunding mortgage bonds of DTE Electric. See “— Provisions Applicable to General and Refunding Mortgage Bonds — Security and Priority” above. As of December 31, 2015, DTE Electric had outstanding approximately $5.6 billion aggregate principal amount of general and refunding mortgage bonds. See “— Provisions Applicable to General and Refunding Mortgage Bonds.”

Satisfaction of Payment Obligation on Mortgage Bonds. The indenture provides that the obligation of DTE Electric to make any payment of the principal of (and premium, if any) or interest on the mortgage bonds will be deemed to have been satisfied and discharged to the extent that at the time any such payment shall be due, the then due principal of (and premium, if any) or interest on the related secured debt securities, shall have been paid, deemed to have been paid or otherwise satisfied and discharged. In addition, such obligation to make any payment of the principal of (and premium, if any) or interest on the mortgage bonds at any time will be deemed to have been satisfied and discharged to the extent that the amount of DTE Electric’s obligation to make any payment of the principal of (and premium, if any) or interest on the mortgage bonds exceeds the obligation of DTE Electric at that time to make any payment of the principal of (and premium, if any) or interest on the related secured debt securities. (Section 403)

Redemption of Mortgage Bonds. DTE Electric agrees in the indenture that upon the required payment of principal or premium, if any, becoming due and payable with respect to any secured debt securities, it will redeem the related mortgage bonds in an aggregate principal amount equal to the amount becoming due and payable on such secured debt securities, plus accrued interest; provided, however, that DTE Electric’s obligation to redeem such mortgage bonds will be fully or partially deemed to have been satisfied and discharged to the extent that at the time any such payment shall be due, the then due aggregate principal amount of the secured debt securities, plus the aggregate amount of any premium on, or accrued interest to the redemption date for, such secured debt securities shall have been fully or partially paid, deemed to have been paid or otherwise satisfied and discharged. Except for such redemption, DTE Electric covenants that it will not redeem the mortgage bonds or take any action that will result in the mortgage trustee or DTE Electric incurring an obligation to redeem the mortgage bonds. (Section 404)

Voting of Mortgage Bonds. The indenture provides that the indenture trustee will, as holder of the mortgage bonds delivered as the basis for the issuance of debt securities, attend such meetings of bondholders under the related mortgage, or deliver its proxy in connection therewith, as relates to matters with respect to which it, as such holder, is entitled to vote or consent. The indenture provides that, so long as no event of default as defined in the indenture has occurred and is continuing, the indenture trustee will, as holder of such mortgage bonds, vote or consent in favor of any amendments or modifications to the mortgage except that the trustee will not vote or consent to any such amendment or modification that is correlative to any amendment or modification of the indenture that would require the consent of holders of securities of any series without the prior written consent that would be required for such correlative amendment or modification of the indenture. (Section 407)

Release Date. If so provided in a prospectus supplement with respect to any series of debt securities, on a “release date” described below, DTE Electric will retire the related series of mortgage bonds and all other mortgage bonds subject to the release provisions, and thereafter will not issue any additional mortgage bonds under the mortgage. DTE Electric will be required to give notice to the holders of the applicable debt securities of the occurrence of any release date. The “release date” means the date as of which all mortgage bonds, other than the mortgage bonds subject to the release provisions of the indenture, including the series of mortgage bonds relating to any debt securities, and other than outstanding mortgage bonds which do not in aggregate principal amount exceed the greater of 5% of DTE Electric’s Net Tangible Assets (as defined below) or 5% of DTE Electric’s Capitalization, have been retired through payment, redemption or otherwise.

On the release date, the related series of mortgage bonds will no longer secure the applicable debt securities, and those debt securities, together with all other debt securities secured by mortgage bonds subject to the release provisions, will instead be secured by substitute mortgage bonds issued under a mortgage indenture other than the mortgage, which we refer to as the substitute mortgage. On the date of substitution, DTE Electric will issue and deliver to the indenture trustee, as security for such debt securities, substitute mortgage bonds. The interest rate, interest payment dates, method of paying interest, stated maturity date and redemption provisions will be identical to those of the applicable series of debt securities, and the substitute mortgage bonds will be issued in the same aggregate principal amount as the related debt securities then outstanding. Until all mortgage bonds issued under the mortgage are no longer outstanding and the mortgage is terminated, the lien securing the substitute mortgage bonds would be subject to the prior lien of the mortgage.

At December 31, 2015 we had outstanding mortgage bonds subject to the release provisions of approximately $2.1 billion, and outstanding mortgage bonds not subject to the release provisions of approximately $3.5 billion, which is approximately 22% of our net tangible assets and 32% of our Capitalization.

As used in this prospectus, the following terms have the meanings indicated:

“Capitalization” means the total of all the following items appearing on, or included in, our consolidated balance sheet: (i) liabilities for indebtedness maturing more than 12 months from the date of determination, and (ii) common stock, common stock expense, accumulated other comprehensive income or loss, preferred stock, preference stock, premium on capital stock and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares of our capital stock held in our treasury, if any. Subject to the foregoing, capitalization shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which we are engaged and may be determined as of a date not more than 60 days prior to the happening of the event for which the determination is being made.

“Net Tangible Assets” means the amount shown as total assets on our consolidated balance sheet, less (i) intangible assets including, but without limitation, such items as goodwill, trademarks, trade names, patents, unamortized debt discount and expense and other regulatory assets carried as an asset on our consolidated balance sheet, and (ii) appropriate adjustments, if any, on account of minority interests. Net Tangible Assets shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which we are engaged and may be determined as of a date not more than 60 days prior to the happening of the event for which such determination is being made.

Surrender and Exchange of Mortgage Bonds. The indenture trustee will surrender to the mortgage trustee for cancellation the mortgage bonds in an aggregate principal amount equal to the aggregate principal amount of any other mortgage bonds delivered to and pledged with the indenture trustee pursuant to the indenture in exchange therefor, provided that the mortgage bonds so delivered to and pledged with the indenture trustee contain no provisions that would impair the benefit of the lien of the mortgage in favor of the holders of the related secured debt securities. (Section 406(c))

Provisions Applicable to Subordinated Debt Securities

General

Subordinated debt securities will be issued under the indenture and will rank equally with certain other subordinated debt of DTE Electric that may be outstanding from time to time and will rank junior to all senior indebtedness of DTE Electric (including any senior debt securities) that may be outstanding from time to time.

Subordination

The payment of the principal of (and premium, if any) and interest on the subordinated debt securities is expressly subordinated, to the extent and in the manner set forth in the indenture, in right of payment to the prior payment in full of all of our senior indebtedness. (See form of supplemental indenture creating subordinated debt securities).

Upon (i) any acceleration of the principal amount due on the subordinated debt securities or (ii) any payment or distribution of our assets of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or total or partial liquidation or reorganization of us, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal and premium, if any, and interest due upon all senior indebtedness shall first be paid in full, or payment thereof provided for in money or money’s worth in accordance with its terms, before any payment is made on account of the principal of or interest on the indebtedness evidenced by the subordinated debt securities, and upon any such dissolution or winding-up or liquidation or reorganization any payment or distribution of our assets of any kind or character, whether in cash, property or securities, to which the holders of the subordinated debt securities would be entitled, except for the provisions of the indenture, shall (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred by the provisions of the subordinated debt securities upon the senior indebtedness and the holders thereof with respect to the subordinated debt securities and the holders thereof by a lawful plan of reorganization under applicable bankruptcy law), be paid by us or any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the holders of the subordinated debt securities if received by them, directly to the holders of senior indebtedness (pro rata to each such holder on the basis of the respective amounts of senior indebtedness held by such holder) or their representatives, to the extent necessary to pay all senior indebtedness (including interest thereon) in full, in money or money’s worth, after giving effect to any concurrent payments or distributions to or for the holders of senior indebtedness, before any payment or distribution is made to the holders of the indebtedness evidenced by the subordinated debt securities. Our consolidation with or merger into another person or our liquidation or dissolution following the conveyance or transfer of our property as an entirety, or substantially as an entirety, to another person upon the terms and conditions provided in the indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for these purposes.

In the event that any payment or distribution of our assets of any kind or character not permitted by the foregoing provisions, whether in cash, property or securities, shall be received by the trustee or the holders of subordinated debt securities before all senior indebtedness is paid in full, or provision made for such payment, in accordance with its terms, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such senior indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such senior indebtedness may have been issued, as their respective interests may appear, for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to the holders of such senior indebtedness.

We will make no payment on account of principal of or interest on the subordinated debt securities unless full payment of amounts then due for principal, premium, if any, sinking funds and interest on any senior indebtedness has been made or duly provided for in money or money’s worth in accordance with the terms of such senior indebtedness. We will make no payment on account of principal or interest on the subordinated debt securities if, at the time of such payment or immediately after giving effect thereto, (i) there shall exist a default in the payment of principal, premium, if any, sinking funds or interest with respect to any senior indebtedness, or (ii) there shall have occurred an event or default (other than a default in the payment of principal, premium, if any, sinking funds or interest) with respect to any senior indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting the holders thereof to accelerate the maturity thereof, and such event of default shall not have been cured or waived or shall not have ceased to exist.

Subrogation

From and after the payment in full of all senior indebtedness, the holders of the subordinated debt securities (together with the holders of any other indebtedness of DTE Electric that is subordinate in right of payment to the payment in full of all senior indebtedness, which is not subordinate in right of payment to the subordinated debt securities and which by its terms grants such right of subrogation to the holder thereof) shall be subrogated to the rights of the holders of senior indebtedness to receive payments or distributions of assets or securities of DTE Electric applicable to the senior indebtedness until the subordinated debt securities shall be paid in full. For the purposes of such subrogation, no such payments or distributions to the holders of senior indebtedness of assets or securities, which otherwise would have been payable or distributable to holders of the subordinated debt securities, shall, as between DTE Electric, its creditors other than the holders of senior indebtedness, and the holders of the subordinated debt securities, be deemed to be a payment by DTE Electric to or on account of the senior indebtedness, it being understood that these provisions of the indenture are and are intended solely for the purpose of defining the relative rights of the holders of the subordinated debt securities, on the one hand, and the holders of the senior indebtedness, on the other hand. Nothing contained in the indenture is intended to or shall impair as between DTE Electric, its creditors other than the holders of senior indebtedness, and the holders of the subordinated debt securities, the obligation of DTE Electric, which is unconditional and absolute, to pay to the holders of the subordinated debt securities the principal of and interest on the subordinated debt securities as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the holders of the subordinated debt securities and creditors of DTE Electric other than the holders of the senior indebtedness, nor shall anything therein prevent the holder of any subordinated debt security from exercising all remedies otherwise permitted by applicable law upon default under such subordinated debt security subject to the rights of the holders of senior indebtedness to receive cash, property or securities of DTE Electric otherwise payable or deliverable to the holders of the subordinated debt securities or to a representative of such holders, on their behalf.

Except as we may provide in the applicable prospectus supplement and supplemental indenture, the term “senior indebtedness” is defined in the indenture as indebtedness incurred by DTE Electric for money borrowed whether outstanding on the date hereof or incurred in the future, all deferrals, renewals or extensions of any such indebtedness and all evidences of indebtedness issued in exchange for any such indebtedness and guarantees by DTE Electric of the foregoing items of indebtedness for money borrowed by persons other than DTE Electric and all obligations as lessee under any and all leases of property, equipment and other assets required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, unless, in any such case, such indebtedness, guarantee or obligation provides by its terms that it shall not constitute senior indebtedness.

If we issue subordinated debt securities, we will describe the aggregate principal amount of senior indebtedness outstanding as of a recent date in the applicable prospectus supplement. The indenture does not restrict the amount of senior indebtedness that DTE Electric may incur.

Governing Law

The indenture is governed by, and will be construed in accordance with, the laws of the State of New York.

Concerning the Trustees

The Bank of New York Mellon Trust Company, N.A. is the successor trustee under the indenture and the successor trustee under the mortgage. Affiliates of The Bank of New York Mellon Trust Company, N.A. act as lender for, and provide other banking, investment banking and other financial services to, DTE Electric and its affiliates. The Trust Indenture Act contains limitations on the rights of The Bank of New York Mellon Trust Company, N.A., in its capacity as indenture trustee and mortgage trustee, should it become a creditor of DTE Electric, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. Each of the indenture trustee and the mortgage trustee is permitted to engage in other transactions with DTE Electric and its subsidiaries from time to time, provided that if either such trustee acquires any conflicting interests it must eliminate such conflicts upon the occurrence of an event of default under the indenture or mortgage, as the case may be, or else resign.

BOOK-ENTRY SECURITIES

Unless we otherwise specify in the applicable prospectus supplement, the securities will be represented by one or more global securities. Each global security will be deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC.

Portions of the following information concerning DTC and DTC’s book-entry only system have been obtained from sources, including DTC, that we believe to be reliable. We make no representation as to the accuracy of such information.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC Rules applicable to its Participants are on file with the SEC.

Purchases of global securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the global securities on DTC’s records. The ownership interest of each actual purchaser of each security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the global securities except in the event that use of the book-entry system for the global securities is discontinued.

To facilitate subsequent transfers, all global securities deposited by Direct Participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with DTC and their registration in the name of Cede & Co. or such other nominee will effect no change in beneficial ownership. DTC will have no knowledge of the actual Beneficial Owners of the global securities; DTC’s records will reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners may wish to take certain steps to augment transmission to them of notices of significant events with respect to the global securities, such as redemptions, tenders, defaults and proposed amendments to the Indenture. Beneficial Owners may wish to ascertain that the nominee holding the global securities for their benefit has agreed to obtain and transmit notices to the Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Any redemption notices will be sent to DTC. If less than all of a series of global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Principal and interest payments, distributions and dividend payments and redemption proceeds, if any, on the global securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the trustee or agent on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Direct and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street-name,” and will be the responsibility of such Participants and not of DTC, the trustee or agent for such securities or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, interest, distributions and dividend payments and redemption proceeds, if any, to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the appropriate trustee or agent and us, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificates representing the securities are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository), subject to the procedures of DTC. In that event, certificates representing the securities will be printed and delivered to DTC.

The underwriters, dealers or agents of any of the securities may be direct participants of DTC.

PLAN OF DISTRIBUTION

DTE Electric may sell the securities through agents, underwriters or dealers, or directly to one or more purchasers without using underwriters or agents.

DTE Electric may designate one or more agents to sell the securities. Unless otherwise stated in a prospectus supplement, the agents will agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

If DTE Electric uses underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the securities directly or through underwriting syndicates represented by managing underwriters. Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities offered if any of those securities are purchased. If DTE Electric uses a dealer in the sale, it will sell the securities to the dealer as principal. The dealer may then resell those securities at varying prices determined at the time of resale. Any initial public offering price and any discounts or concessions allowed or re- allowed or paid to dealers will be described in the applicable prospectus supplement and may be changed from time to time.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from DTE Electric and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will identify any underwriters, dealers or agents and will describe their compensation. DTE Electric may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market. DTE Electric may elect to list any class or series of securities on any exchange but is not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. DTE Electric cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

Any underwriter may engage in over-allotment, stabilizing transactions, syndicate-covering transactions and penalty bids under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. These stabilizing activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS

The validity of the securities and certain other legal matters will be passed upon for DTE Electric by Randall Rutkofske, General Counsel. Mr. Rutkofske beneficially owns shares of DTE Energy common stock. Except as otherwise set forth in a prospectus supplement, certain legal matters relating to the securities will be passed upon for any underwriters, dealers or agents by Pillsbury Winthrop Shaw Pittman LLP, New York, New York.

Pillsbury Winthrop Shaw Pittman LLP has represented, and may in the future continue to represent, us and certain of our affiliates in connection with certain spent nuclear fuel and other nuclear waste matters unrelated to the offering of securities described in this prospectus.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and special reports, and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference room and copy charges.

Our parent, DTE Energy, maintains a web site at http://www.dteenergy.com that contains information about us. The information on DTE Energy’s web site is not incorporated by reference into this prospectus and you should not consider it part of this prospectus.

Incorporation by Reference

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information in such documents that is deemed not to be filed):

•	Annual Report on Form 10-K for the year ended December 31, 2015; and

•	Current Reports on Form 8-K filed February 2 and March 2, 2016.

Each of these documents is available from the SEC’s web site and public reference rooms described above. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement by reference, excluding the exhibits to those documents unless the exhibits are specifically incorporated by reference therein. You may make such a request by writing or telephoning DTE Electric Investor Relations at:

DTE Electric Company

Attention: Investor Relations, 819 WCB

One Energy Plaza

Detroit, Michigan 48226-1279

(313) 235-8030